                                                                   EXHIBIT 10.56


                            ASSET PURCHASE AGREEMENT


         Agreement dated as of September 6, 1996 among EDUCATIONAL MEDICAL, INC., a Delaware corporation ("EMI"), SACMD Acquisition Corp., a Delaware corporation wholly owned by EMI ("Buyer"), San Antonio College of Medical and Dental Assistants, Inc., a Texas corporation ("San Antonio"), Career Centers of Texas - El Paso, Inc., a Texas corporation ("El Paso") ("San Antonio and El Paso collectively are called the "Sellers"), and Mr. Comer Alden ("Shareholder").

                             PRELIMINARY STATEMENT

         San Antonio is the owner of a postsecondary educational institution with a main campus located at 4205 San Pedro Avenue (the "San Antonio Main Location") in San Antonio, Bexar County, Texas, with an additional location (the "San Antonio Additional Location") located at 4011 San Pedro Avenue with a campus located at 3900 North 23rd Street (the "McAllen location) in McAllen, Hidalgo County, Texas (collectively, called the "San Antonio School") and El Paso is the owner of a postsecondary education institution located at 8375 Burnham Road (the "El Paso Main Campus") in El Paso, El Paso County, Texas with an additional location (the "El Paso Additional Location") located at 10767 Gateway West (collectively called the "El Paso School") (the San Antonio School and the El Paso School are collectively called the "Schools"). The Shareholder owns all of the capital stock of the Sellers. The Buyer wants to buy the Schools. Subject to the terms and conditions contained in this Agreement, the Sellers want to sell the Schools to the Buyer.

         This Agreement provides for the sale and purchase of the Schools. It contains the terms pursuant to which Sellers have agreed to sell to Buyer substantially all of the School Related Assets (as defined in Section 1(f)(1) below), and Buyer has agreed to assume certain related Stated Liabilities (as defined in Section 1(f)(2) below) of Sellers. In addition, the Shareholder has agreed not to compete with EMI and its schools. EMI has entered into this Agreement to reflect that it is jointly and severally liable with the Buyer with regard to the obligations of the Buyer provided for in it.

         IN CONSIDERATION OF THE COVENANTS CONTAINED IN THIS AGREEMENT, AND THE OTHER CONSIDERATION PROVIDED FOR IN IT, THE PARTIES, EACH INTENDING TO BE LEGALLY BOUND, AGREE AS FOLLOWS:

         1. THE PURCHASE PRICE; CONVEYANCE OF THE ASSETS; ASSUMPTION OF STATED LIABILITIES; CERTAIN DEFINITIONS; EFFECTIVE DATE OF TRANSACTION.

                 (a) The Purchase Price and Sellers' Cash Distribution. The purchase price for the School Related Assets is $2,500,000 (the "Purchase Price"). The Purchase Price will be allocated as follows: (i) $2,400,000 to tangible and intangible assets, and (ii) $100,000 to the Non-Competition Agreement (the "Non-Competition Agreement") contained in Section 7 of this Asset Purchase Agreement. On or before the Closing Date, Buyer and Sellers shall agree on the proportion of the consideration to be allocated to each of the Assets purchased pursuant to this Agreement as shall have been proposed by Buyer and reasonably approved by Sellers, and Buyer and Sellers agree that they shall not thereafter take any position or action inconsistent with such allocation in the filing of any Federal income tax returns. Upon execution of this Agreement the Sellers shall distribute an aggregate amount to the Shareholder equal to (x) the Shareholder's Cash Distribution (as defined in
Section 1(f)(1) below), minus (y) an aggregate of $300,000 (the "Undistributed Portion of the Shareholder's Cash Distribution") of which $150,000 shall be retained by each Seller for working capital. The Shareholder shall deposit $250,000.00 of such amount (the "Escrow Agreement") into the escrow account (the "Contingent Liability Escrow Account") established by the escrow agreement (the "Contingent Liability Escrow Agreement") the form of which is attached to this Agreement as EXHIBIT 1.(1) UPON EXECUTION
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OF THIS AGREEMENT THE BUYER SHALL PAY TO THE SELLERS AND SHAREHOLDER, JOINTLY,
$50,000, WHICH AMOUNT SHALL BE A FULLY REFUNDABLE DEPOSIT (THE "REFUNDABLE DEPOSIT") ON ACCOUNT OF THE INITIAL PAYMENT (AS DEFINED IN SUBSECTION (D) OF THIS SECTION 1).

                 (b) Conveyance of Assets. Upon the earlier to occur of (i) receipt by the Buyer of all approvals from all applicable regulatory authorities, including without limitation the Texas Education Agency (or its successor, the Texas Workforce Commission -- Proprietary Schools Section) which, in the opinion of Buyer's counsel must be received prior to the acquisition of the Schools' assets, or (ii) such date as the parties may specify (the "Closing Date"), but no later than January 31, 1997, the Seller shall convey to Buyer all of its School Related Assets (the "Closing").

                 (c) Assumption of Stated Liabilities and the Texas Mandated Assumed Liabilities. On the Closing Date, the Buyer shall assume and agree to discharge when due all of the Stated Liabilities. To the extent not included in Stated Liabilities the Buyer shall assume for the benefit of the relevant third party(ies), but not the Sellers: (1) all of the Sellers' refund liabilities which may have arisen during the operation of the Schools by the Sellers or any former owner, and (2) the Sellers' liabilities, duties, and obligations under the enrollment contracts between the students and each respective Seller which such Seller is obligated to provide on or after the Effective Date, as defined in Section 1(g) of this Agreement (the "Texas Mandated Assumed Liabilities").

                 (d) Cash Payments by the Buyer and Shareholder's Cash Distribution. On the Closing Date (1) the Buyer shall pay to Sellers, jointly, $50,000 (which amount, together with the Refundable Deposit, is called the "Initial Payment"), by wire transfer or otherwise in immediately available funds, and (2) simultaneously with the Closing, the Sellers shall distribute the Remaining Portion of the Shareholder's Cash Distribution Payment (as defined in Section (f)(1) of this Agreement) to the Shareholder.

                 (e) Delivery of Second Payment Note, the Purchase Money Promissory Note, and the Pledge Agreement by the Buyer. On the Closing Date the Buyer shall deliver to Sellers, jointly:

                          (1)  its Promissory Note for $1,150,000 (the "Second
Payment Note") in the form attached to this Agreement as EXHIBIT 2(2), payable to the Sellers jointly, without interest, on the earlier of the last business day within the first 30 calendar days following the date on which the Prerequisite Student Aid Approvals are obtained, but no later than twelve months from the date of Closing. "Prerequisite Student Aid Approvals" mean approvals by the United States Department of Education and all other applicable private and governmental agencies and organizations of the change in control resulting from the change in ownership of the Schools resulting from the sale of the Schools pursuant to this Asset Purchase Agreement which are a prerequisite to receipt of federal and state aid by the Schools' students;

                          (2)  its Promissory Note for $1,250,000, amortizing
in equal annual principal payments over 5 years with interest at 8% per annum accruing and payable annually along with the applicable principal payment, such Note to be in the form attached to this Agreement as EXHIBIT 3(3) (the "Purchase Money Promissory Note").

                          (3)  A pledge agreement in the form attached to this
Agreement as EXHIBIT 4(4) (the "Pledge Agreement") pursuant to which EMI secures the payment of the Second Payment Note, and the related interest by a pledge of all of the outstanding capital stock (the "Buyer's Stock") of the Buyer.


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                 (f)      Definitions of School Related Assets and Stated
Liabilities.

                          (1)  "School Related Assets" shall mean: (i) the
assets reflected in the Sellers' Most Recent Balance Sheets (as defined in Section 2(c)(1) below) and included in the Sellers' Financial Statements, together with the related goodwill and rights of each of the Sellers as a going concern, tangible and intangible, used in connection with the operation of the Schools, together with any other assets acquired by each of the Sellers subsequent to the date of such balance sheet in connection with the operation of the Schools, other than cash and cash equivalents on hand in an amount equal to that presented on the Sellers' Most Recent Balance Sheets, less an amount equal to current liabilities (other than deferred tuition income) as of such date (the "Shareholder's Cash Distribution"), and (ii) Sellers' respective rights to use the names "San Antonio College of Medical and Dental Assistants" or and "Career Centers of Texas" and SUCH OTHER TRADE NAMES USED BY EITHER SCHOOL IN THE CONDUCT OF ITS BUSINESS, in each case either alone or in conjunction with other words or names in the context of the operation of a school or other learning institution, but shall not include "Excluded Assets." Excluded Assets are (i) assets, including without limitation, all properties, interests and interests in properties, which have been or will be sold, consumed or otherwise disposed of in the ordinary course of business subsequent to the date of the Most Recent Balance Sheets and prior to the Closing Date,
(ii) those assets listed on EXHIBIT 5(5) attached to this Agreement and (iii) judgment awards.

                          (2)  "Stated Liabilities" shall mean the liabilities,
duties and obligations of the Sellers related to the operations of the Schools
(i) which are disclosed as non-contingent liabilities on the Sellers' Most Recent Balance Sheets including the liability for deferred tuition, but excluding profit sharing expenses and the guarantee of bank debt incurred by the Shareholder in connection with the purchase of the Central Facility at the San Antonio Main Location and the guarantee of bank debt incurred by the Shareholder in connection with the purchase of the El Paso Main Campus as described in Notes 6 and 7, respectively to the San Antonio and El Paso December 31, 1995 Balance Sheets included in the Audited Financial Statements (as defined in Section 2(c)(1), below), (ii) provided for in agreements made or entered into in the ordinary course of business after the date of the Sellers' Most Recent Balance Sheets to the Closing Date, including accounts payable arising in the ordinary course of business, from transactions with trade creditors and suppliers, regardless of whether any such agreement is in writing, and accrued but unpaid payroll and other payroll related liabilities such as payroll taxes (the "Closing Date Liabilities"), and (iii) provided for in the agreements disclosed on Exhibits 12, 17, and 18 attached to this Agreement, provided, in the case of liabilities, duties and obligations described in clauses (ii) and (iii) of this sentence. Stated Liabilities shall only include the liability, duty or obligation to (x) pay money if, and to the extent, such obligation is provided for in such agreement and/or (y) perform any service or take any action to the extent provided for in such agreement. Stated Liabilities shall exclude, without limitation, any contingent liabilities not specifically assumed, whether arising prior to or after the Effective Date and regardless of whether disclosed to Sellers, including without limitation, (x) any employee benefits other than for accrued wages as provided for in clause (ii) of this Subsection (1)(f)(2), (y) liabilities arising from failure to comply with any law or regulation relating to the administration of any kind of student aid or grant, or record keeping or reporting required in connection with such administration, including without limitation the Potential Title IV Notification Liability (as defined in Subsection 2(c)(2) of this Agreement), and (z) any liabilities arising out of the action instituted by (i) Beau Simons, et al, Plaintiff, vs. San Antonio College of Medical and Dental Assistants, Inc., Defendant, No. 96-CI-02433, 225th Judicial District Court, Bexar County, Texas, and (2) Viola Garcia, et al, Plaintiff, vs. San Antonio College of Medical and Dental Assistants, Inc. and Becho, Defendants, No. C-929-94-E, 275th Judicial District Court, Hidalgo County, Texas.





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                 (g)      Effective Date.  In the event the Closing occurs, the
effective date of this transaction for all accounting purposes shall be August 31, 1996, and the operations of the Schools be deemed to have been on behalf of the Buyer at all times following the Effective Date, provided that the selection of such effective date shall not impose on the Buyer any liability of the Sellers other than with respect to the assumption of Stated Liabilities.

         2.      REPRESENTATIONS OF THE SELLER AND THE SHAREHOLDER.

         Each of the Sellers and the Shareholder, severally and not jointly, make the following representations and warranties to Buyer.

                 (a) No Misstatements. The representations of each of the Sellers and the Shareholder and the information supplied by Sellers, or the Shareholder in each case contained in this Agreement, the Exhibits attached to it and the documents incorporated into it by reference do not contain any untrue statement of a material fact or omit to state any fact necessary to make such representations or information not materially misleading.

                 (b) Validity of Actions. Each Seller (i) is duly organized, validly existing and in good standing under the laws of its organization, (ii) has all requisite corporate and other appropriate authorization to conduct its business as currently conducted, (iii) is qualified to do business in all jurisdictions in which such qualification is necessary, other than those jurisdictions where the failure to so qualify would not have a material adverse effect upon the business assets or operations of such Seller, and (iv) has full power and authority to enter into this Agreement and to carry out all acts contemplated by it. This Agreement has been duly executed and delivered on behalf of each of the Sellers and the Shareholder, has received all necessary corporate authorization and is a legal, valid and binding obligation of each of the Sellers and the Shareholder, enforceable against each of them in accordance with its terms. Entering into this Asset Purchase Agreement and the consummation of the transactions contemplated by it will not (i) violate any provision of the Articles of Incorporation or Bylaws of Sellers or, (ii) conflict with or result in any breach of any of the provisions of any material agreement to which each of the Sellers or the Shareholder is a party or by which any of them or any of their respective assets are bound, or (iii) cause a breach of any applicable law, governmental regulation, order, or other decree of any court or governmental agency. The Articles of Incorporation and Bylaws of Sellers, as presently in effect, are attached to this Agreement as EXHIBIT 6(6).

                 (c)      Sellers' Financial Statements

                          (1)     Attached as EXHIBIT 7(7)  to this Agreement
are each of the Sellers' audited balance sheets at December 31, 1993, 1994 and 1995, and statements of income and expense and cash flows for the years then ending (the "Sellers' Audited Financial Statements"). Attached as EXHIBIT 8(8) to this Agreement are each of the Sellers' unaudited balance sheets at June 30, 1996 (the Sellers' Most Recent Balance Sheets") and statements of income and expense and cash flow for the period then ending (collectively the "Sellers' Unaudited Financial Statements"). The Sellers' Unaudited Financial Statements have been reviewed by a certified public accountant and accompanied by a certificate of such accountant describing the scope of such review. The Sellers' Audited and Unaudited Financial Statements are collectively called the "Sellers' Financial Statements."

                          (2)     The Sellers' Financial Statements: (i)
accurately represent the transactions appearing on the books and records of each of the Sellers, and (ii) fairly present in all material respects Sellers' financial condition and its results of operations at the times and for the





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

periods presented, including normal adjustments consistent with year end adjustments to properly reflect accruals through the end of the period; provided, however that Sellers' Unaudited Financial Statements do not contain footnotes and the related disclosures. The Sellers' Audited Financial Statements have been prepared on the accrual basis in accordance with generally accepted accounting principles consistently applied ("GAAP"), except as otherwise disclosed in the reports accompanying them or in the notes attached to them and except with respect to potential liability to refund Title IV funds received by students attending the El Paso Additional Location prior to August 2, 1996 arising on account of El Paso's possible failure to comply with applicable DOE regulations concerning notification of the commencement of operations at such campus (the "Potential Title IV Notification Liability").

                          (3)     There have been no material adverse changes
in the financial condition or in the operations, properties or assets of each of the Sellers since each of the Sellers' Most Recent Balance Sheets.

                 (d) Liabilities of Sellers. Neither Seller has any liabilities, contingent or otherwise, including, without limitation, liabilities for state or Federal income, withholding, sales, or other taxes, except to the extent reflected, reserved against, or provided for, in each of the Sellers' Most Recent Balance Sheets, except for taxes, trade payables and other obligations incurred after the date of each of the Sellers' Most Recent Balance Sheets in amounts consistent in all material respects, with those incurred in prior periods in the ordinary course of business, including without limitation liabilities for unearned tuition, and the Potential Title IV Notification Liability.

                 (e) Assets of Sellers. Each Seller has good title to all of its School Related Assets. Except as otherwise disclosed in the Sellers' Financial Statements or the related notes accompanying them or in the Exhibits to this Agreement, all of the School Related Assets are owned free and clear of any adverse claims, security interests, or other encumbrances or restrictions, except liens for current taxes not yet due and payable, landlords' liens as provided for in the relevant leases or by applicable law, or liens or similar security interests granted as part of personal property financing agreements made in the ordinary course of business and which in the aggregate are not material.

                 (f)      Facility and Facility Operations.

                          (1)     Attached to this Agreement as EXHIBIT 9(9) are
the leases (the "School Facility Leases") relating to each of the Sellers' locations (the "School Facilities"). The Schools' operations are conducted solely at the School Facilities and all of the tangible School Related Assets used in connection with such operations are located at the School Facilities. All of the improvements to the best of Sellers' and Shareholder's knowledge and belief located at the School Facilities are in good operating condition and repair, subject only to ordinary wear and tear. There is no pending or, to the knowledge of each of the Sellers, threatened condemnation proceeding with respect to the School Facilities.

                          (2)     Attached as EXHIBIT 10(10) to this Agreement
is a schedule of all of the furnishings, fixtures and equipment with values in excess of the baseline used in determining such inventory, located on, or used in connection with, the operation of the School Facilities as of the date indicated on such inventory, subject to immaterial omissions occurring in course of compiling such inventory.

                          (3)     Except for (i) environmental law compliance
(which is addressed in





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Section 2(f)(4) below) and (ii) accreditation, recruitment, admissions, student loan and funding matters compliance (which are addressed in Sections 2(h) and 2(i) below) as to which no representation or warranty is made in this Section 2(f), all activities at, and the physical condition of, the School Facilities are in compliance with all legal and regulatory requirements applicable to the Sellers, the conduct of their business, and the use of each School Facility, and neither of the Sellers has received any actual notice to the contrary.
Each of the Sellers has paid for and obtained all licenses, permits, and other authorizations material to the conduct its business and the use of the School Facilities (the "Permits"). All Permits currently in effect and pertaining to the each of the Sellers, the School Facilities or either of the Sellers' activities are listed on EXHIBIT 11(11) to this Agreement. The representations contained in this Subsection 3 shall not apply to incidental instances of non-compliance occurring in the ordinary course of business without the actual knowledge of the each of the Sellers or the Shareholder, which are immaterial to the operation of the Schools and capable of being cured without significantly disrupting such School's operations.

                          (4)   To the best of the knowledge of each of the
Sellers and the Shareholder, there are no Hazardous Substances1 in, on or under the School Facilities except for those which are used by Sellers in compliance, in all material respects, with applicable law, and each of the Sellers is not now engaged in any litigation, proceedings or investigations, nor knows of any pending or threatened litigation, proceedings or investigations regarding the presence of Hazardous Substances in, on or under either of the School Facilities.

                 (g) Equipment Leases and Financing Agreements. Except for the School Facility Leases, all of the leases and financing agreements to which each of the Sellers is a party are described

__________________________
  (1)    The term "Hazardous Substance" shall include without limitation:

                 (i) Those substances included within the definitions of "hazardous substances," "hazardous materials," "toxic substances," or "solid waste" in CERCLA, RCRA, and the Hazardous Materials Transportation Act, 49 U.S.C. Sections 1801 et seq., and in the regulations promulgated pursuant to said laws;

                 (ii) Those substances defined as "hazardous wastes" in any Texas Statute and in the regulations promulgated pursuant to any Texas Statute;

                 (iii) Those substances listed in the United States Department of Transportation Table (49 CFR 172.101 andamendments thereto) or by the Environmental Protection Agency (or any successor agency) as hazardous substances (40 CFR Part 302 and amendments thereto);

                 (iv) Such other substances, materials and wastes which are or become regulated under applicable local, state or federal law, or which are classified as hazardous or toxic under federal, state, or local laws or regulations; and

                 (v)  Any material, waste or substance which is (A) petroleum,
         (B) asbestos, (C) polychlorinated biphenyl, (D) designated as a "hazardous substance" pursuant to Section 311 of the Clean Water Act, 33 U.S.C. Section Section 1251 et seq. or listed pursuant to Section 307 of the Clean Water Act, (E) flammable explosive, or (F) radioactive materials.




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in EXHIBIT 12(12) to this Agreement (the "Financing and Related Agreements").
Copies of the Financing and Related Agreements are attached to such Exhibit or
have been provided to the Buyer.   Except as reflected in such Exhibit, there
have been no modifications to any of the Financing and Related Agreements; neither Seller is in default in any material respect with respect to them; and none of the interests of either Seller in any of them is subject to any restriction except as stated in the applicable document or as provided by applicable law.

                 (h) Accreditation and Compliance with Title IV Requirements. Attached as EXHIBIT 13(13) to this Agreement is a list of all Federal, state or other licenses and approvals, including without limitation all accreditations and certifications, granted to each Seller with respect to the conduct of its educational or training business (the "Accreditations and Certifications"), and the governmental body or agency or other entity granting such Accreditation or Certification. Included in such Exhibit are copies of all such Accreditations and Certifications.

                          (1)     Except for the Permits and the Accreditations
and Certifications, no license or approval is material to the conduct of each of the Sellers' business as it is now being conducted, and neither Sellers nor the Shareholder has received notice that any other license or approval is necessary for the continued conduct of such business or that any such license or approval will not be renewed.

                          (2)     Each of the Sellers is accredited by the
Accreditation Commission of Career Schools and Colleges of Technology and have programmatic accreditation with respect to their Medical Assistant Program by the Accreditation Bureau of Health Education Schools. In addition, the El Paso School is accredited by the Council on Occupational Educational Institutions. Each of the Sellers' operations is and has been conducted in all material respects in accordance with all relevant standards imposed by applicable accrediting agencies, or agencies administering state government student aid programs in which the Sellers or any students attending the Schools participate, or other applicable laws or regulations.

                          (3)      Each of the Sellers is an institution
certified by the United States Department of Education (the "Department of Education"). Each of the Sellers is a party to, and is and at all times has been in compliance with, a valid program participation agreement with the Department of Education with respect to the operations being conducted by the Schools. Neither Seller has received any notice, not previously complied with, with respect to any alleged violation of the rules or regulations of such agency or any applicable accrediting agency in respect of the Schools or the terms of any program participation agreement to which it is or was a party. If any such notices have been received and complied with, Sellers have disclosed their receipt and disposition to Buyer prior to the execution of this Agreement in writing by a letter making specific reference to this Section of this Agreement. Except with respect to the Potential Title IV Notification Liability, each of the Sellers is and at all times has been, in compliance with all of the provisions of the Higher Education Act of 1965 ("HEA") and the regulations promulgated by the Department of Education thereunder (the "DOE Regulations") necessary to establish and maintain its eligibility to participate in the Title IV funding programs provided for therein, including without limitation, the demonstration of financial and administrative responsibility as provided for in the DOE Regulations. Sellers have submitted audited financial statements to the Department of Education for the fiscal year ended December 31, 1995 (the "DOE Financial Statements").


                          (4)     Neither Sellers nor the Shareholder is aware
of any investigation or review of student financial aid programs (including without limitation Title IV Programs) in which it or





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

its students participate, or any review of any of its Accreditations or Certifications whether by a party to any relevant agreement, the issuer of such Accreditation or Certification or otherwise.

                 (i) Recruitment; Admissions Procedures; Attendance; Reports. Attached as EXHIBIT 14(14) to this Agreement are copies of all of the Sellers' policy manuals and other statements of procedures or instruction relating to recruitment of students, including procedures for assisting in the application by prospective students for direct or indirect state or Federal financial assistance; admissions procedures, including any descriptions of procedures for insuring compliance with state or Federal or other appropriate standards or tests of eligibility; procedures for encouraging and verifying attendance, minimum required attendance policies, and other relevant criteria relating to course completion and certification (collectively referred to as the "Policy Guidelines"). Sellers' operations have been conducted in all material respects in accordance with the Policy Guidelines.

         Each of the Sellers has submitted all reports, audits, and other information, whether periodic in nature or pursuant to specific requests ("Compliance Reports"), to all agencies or other entities with which such filings are required relating to its compliance with (i) applicable accreditation standards governing its activities or (ii) laws or regulations governing programs pursuant to which the Sellers or students attending the Schools receive funding, including, without limitation, the Perkins Loan Program, the Stafford Student Loan Program, the Pell Grant Program and the Supplemental Educational Opportunity Grant Programs, or the Federal Direct Student Lending Program, all of which are provided for pursuant to Title IV of the HEA.

         Complete and accurate records in all material respects for all present and past students attending each of the Schools have been maintained consistent with the operations of a school business. All forms and records have been prepared, completed, maintained and filed in all material respects in accordance with all applicable federal and state laws and regulations, and are true and correct in all material respects. All financial aid grants and loans, disbursements and record keeping relating to them have been completed in compliance in all material respects with all federal and state requirements, and there are no material deficiencies in respect thereto. No student has been funded prior to the date for which such student was eligible for funding and such student's records have been processed in all material respects in accordance with all applicable federal, state and relevant third party funding source requirements. All appropriate reports and surveys have been accurately prepared, taken and filed prior to delinquency.

                 (j) Default. Attached as EXHIBIT 15(15) is a schedule indicating the cohort default rate, as calculated by the United States Department of Education, of all students attending the each of the Schools receiving assistance pursuant to the Stafford Loan and Supplemental Loans for Students Programs (or their applicable predecessor programs) for the federal fiscal years ended September 30, 1992, 1993 and 1994. To the best of the knowledge of the Sellers and the Shareholder, such Schedule is materially accurate in all respects.

                 (k) Trademarks, etc. Attached to this Agreement as EXHIBIT 16(16) is a list of all trade names, trademarks, service marks, copyrights and the registrations for them owned or used by Sellers. Neither Seller has infringed and is not now infringing, any trademark, trade name, service mark, or copyright belonging to any other person. Except as set forth on such exhibit, neither Seller is a party to any license, agreement or arrangement, whether as licenser, licensee or otherwise, with respect to any trademark, trade name, service mark, or copyright used by such Seller. Each of the Sellers may conduct its business without license by others for the use of any trade name, trademark, service mark, or copyright.





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

                 (l) Material Contracts. Attached as composite EXHIBIT 17(17) to this Agreement is (i) a schedule identifying all material contracts relating to the Schools' operations not otherwise specifically identified in the other Exhibits to this Agreement, including, without limitation, all agreements relating to state or Federal funding of educational services provided by the Sellers through grants, loans or direct payments either to the Sellers, individual students or otherwise, and any agreements relating to the placement of students following their completion of relevant educational programs provided by the Sellers other than agreements with students involving the teaching of standard courses, for standard prices as set forth in the Sellers' catalogs or in the enrollment agreement for such students (the "Contracts"); (ii) a summary of all material provisions of the Contracts that are oral and not reduced to written documents; and (iii) a copy of all written Contracts. Except as disclosed in Exhibit 17: (i) all of the Contracts remain unmodified and in full force and effect, and (ii) neither Seller is in default of any material nature (nor, to the best knowledge of Sellers and the Shareholder, does any state of facts exist which, with the giving of notice, the passing of time, or otherwise, would constitute a default of any material nature by either Seller) with respect to any of the Contracts.

                 (m) Maintenance and Employment Agreements. Attached to this Agreement as composite EXHIBIT 18(18) is (i) a schedule of all written agreements between the Sellers and independent contractors, employees and agents who are employed or engaged in the management or operation of the Schools or the School Facilities; (ii) the names of all parties entitled to payments from each of the Sellers under any such agreements or arrangements;
(iii) the amounts payable by either Seller under the terms of all such agreements and arrangements, including without limitation, the terms of employment and compensation, including vacation and other employee benefit provisions and the cost of all employee benefits and payroll taxes; and (iv) a copy of all written contracts for such services. There are no material oral agreements in effect for any such services. Except as disclosed on such
Exhibit: (x) there are no written agreements between any of such contractors, employees or agents and either Seller; (y) there is no party entitled to compensation or remuneration for any such services arising from Sellers' operations after the Closing; and (z) Sellers' agreements and arrangements providing for the services described on Exhibit 18 may be terminated by the relevant Seller at any time, with or without cause, and without any obligation to pay any of said parties any amounts whatsoever except as may be required by law (including, without limitation, severance pay or accrued vacation pay or other benefits).

                 (n) Employee Benefit Plans. Sellers maintain employee benefit plans as listed on EXHIBIT 19(19) to this Agreement (the "Employee Benefit Plans"). Copies of such plans are attached to such Exhibit. Except as listed on such Exhibit, neither Seller maintains any profit sharing, pension or other employee benefit plan. Neither Seller has an unfunded obligation pursuant to any insurance, retirement, pension, profit sharing or deferred compensation plan or program.

                 (o) Labor. There is no existing labor dispute affecting Sellers' businesses. None of Sellers' employees are covered by any union or collective bargaining agreement.

                 (p) Insurance. A schedule of all of the policies of insurance maintained by either Seller in connection with the operation of its business is attached as EXHIBIT 20(20) to this Agreement. The insurance coverage provided by such policies complies in all material respects, with all agreements to which each respective Seller is a party, and applicable legal requirements to which it is subject. All such policies are currently in effect. As of Closing, Sellers and Shareholder shall cease to be covered with respect to any occurrence after the Closing under the insurance policies obtained and maintained by Sellers and Shareholder covering the business, property and employees of Sellers and Shareholder.

         Following the Closing, Buyers and EMI shall give to Sellers and Shareholder prompt notice of the assertion by any person of any claim against Sellers and Shareholder which might be subject to the insurance coverage. Buyers and EMI shall cooperate with Sellers and Shareholder and any applicable insurance carrier in any investigation by Sellers and Shareholder or any applicable insurance carrier of any such claim and shall give to Sellers and Shareholder and any applicable insurance carrier reasonable access to the books, records and personnel formerly of Sellers and Shareholder to the extent reasonably necessary to enable Sellers and Shareholder and any applicable insurance carrier to investigate such claim.

                 (q) Taxes. Complete and accurate copies of all of the Sellers' Federal, state and other income tax returns for the years ended December 31, 1993, 1994 and 1995 are attached as composite EXHIBIT 21(21) to this Agreement. Each of the Sellers has filed timely all Federal, state and local tax returns which it is required to file and has no outstanding liability for any Federal, state or local taxes or interest or penalties thereon, whether disputed or not, except taxes not yet payable which have been provided for in accordance with GAAP and are disclosed in the Most Recent Balance Sheets or have subsequently accrued in the normal course of business. None of the above Sellers' Federal income tax returns have been audited by the Internal Revenue Service; there is not now in force any extension of time with respect to the date on which any tax return was or is due to be filed by or with respect to either Seller, or any waiver or agreement by it for the extension of time for the assessment of any tax.

                 (r) Actions Pending. Except as disclosed in EXHIBIT 22(22) to this Agreement: (i) there are no actions, suits, proceedings or claims pending or (to Sellers' or Shareholder's knowledge) threatened against Sellers or the Shareholder which, if determined adversely to Sellers or the Shareholder, would (A) have a material adverse effect on the Sellers, the School Related Assets, or the business of either Seller when taken as a whole, or (B) prevent or delay the consummation of any of the transactions contemplated by this Agreement; (ii) neither Seller is (to its knowledge or the knowledge of the Shareholder) the subject of any pending or threatened investigation relating to any aspect of Sellers' operations, including the operations of the School Facilities, by any Federal, state or local governmental agency or authority; (iii) neither Seller is and has not been (to its knowledge or the knowledge of the Shareholder) the subject of any formal or informal complaint, investigation or inspection under the Equal Employment Opportunity Act or the Occupational Safety and Health Act (or their state or local counterparts) or the HEA or by any other Federal, state or local authority.

                 (s) Accounts Receivable. Each of the accounts receivable of Sellers constitutes a valid claim in its full amount against the debtor charged on Sellers' books and has arisen in the ordinary course of Sellers' business. Neither Seller has knowledge that each such account receivable is not fully collectible to the extent of the face value thereof, except to the extent of the normal allowance for doubtful accounts with respect to accounts receivable computed on a basis consistent with Sellers' prior practices as reflected on the Most Recent Balance Sheets. No account debtor has asserted any right to any setoff, deduction or defense with respect thereto.

                 (t) No Guaranties. None of Sellers' obligations or liabilities is guaranteed by any other person, firm or corporation except as described in Sellers' Financial Statements, nor has either Seller guaranteed the obligations or liabilities of any other person, firm or corporation.

                 (u) Bank Accounts and Deposit Boxes. Attached to this Agreement as EXHIBIT 23(23) are the names and addresses of all banks or financial institutions in which either Seller has an account, deposit or safety deposit box with the names of all persons authorized to draw on these accounts or deposits or to have access to the boxes, and an indication of which accounts or deposits or boxes contain financial aid funds.

                 (v) Records. With respect to the years ended December 31, 1993, 1994 and 1995 and all subsequent periods, the books of account of Sellers are complete and correct in all material respects, and there have been no transactions involving the business of Sellers which properly should have been set forth therein and which have not been accurately so set forth, to the best of Sellers' and Shareholders knowledge and belief.

                 (w) Transactions With Certain Persons. Neither Seller owes any amount to, nor has any contract with or commitment to, the Shareholder, other than compensation for current services not yet due and payable and reimbursement of expenses arising in the ordinary course of business and the agreement to make the Shareholder's Cash Distribution. Sellers have made no distributions or other payments to the Shareholder subsequent to the date of the Seller's Most Recent Balance Sheets except for compensation for services paid in the ordinary course of business and the reimbursement of expenses incurred in the ordinary course of business or with respect to the Shareholder's Cash Distribution.

         3. REPRESENTATIONS AND WARRANTIES OF EMI AND BUYER. Each of EMI and Buyer represents to each of the Sellers and the Shareholder as follows:

                 (a) No Misstatements. The representations and the information supplied by it contained in this Agreement and the documents incorporated by reference into it do not contain any untrue statement of a material fact or omit to state any fact necessary to make such representations or information not materially misleading.

                 (b) Validity of Actions. It is duly organized, validly existing and in good standing under the laws of the State of Delaware and has the authority to carry on its business as currently conducted, and is qualified to do business in all jurisdictions in which such qualification is necessary. It has full power and authority to enter into this Agreement and to carry out all acts contemplated by it. This Agreement and each of the documents provided for in it to be delivered as part of this transaction, have been duly executed and have or will be delivered pursuant to all appropriate corporate authorization on its behalf and is, or will be, its legal, valid and binding obligation and is enforceable against it in accordance with its terms. The execution and delivery of this Agreement, and each of the documents to be executed and delivered by EMI and the Buyer pursuant to its terms, and the consummation of the transactions contemplated by them will not violate any provision of their respective Certificates of Incorporation or Bylaws or, violate, conflict with or result in any breach of any of the terms, provisions of or conditions of, or constitute a default or cause acceleration of any indebtedness under, any indenture, agreement or instrument to which it is a party or by which it or its assets may be bound, or, cause a breach of any applicable law or governmental regulation, or any applicable order, judgment, writ, award, injunction or decree of any court or governmental instrumentality.

                 (c) Actions Pending. There are no actions, suits, proceedings or claims pending or to the knowledge of EMI or the Buyer, threatened against either of them which, if determined adversely to either of them would (A) have a material adverse effect on their operations, or (B) prevent or delay the consummation of any of the transactions contemplated by this Agreement. Neither EMI nor Buyer is the subject of any pending or (to its knowledge) threatened investigation relating to any aspect of its operations.

                 (d)      EMI's Financial Statements

                          (1)     Attached as EXHIBIT 24(24) to this Agreement
are (A) EMI's audited balance sheets at March 31, 1994, 1995, and 1996, and the most recent internally prepared financial statements and statements of income and expense and cash flows for the years then ending ("EMI's Financial Statements").

                          (2)     EMI's Financial Statements:  (i) have been
prepared on the accrual basis in accordance with generally accepted accounting principles consistently applied ("GAAP"), except as otherwise disclosed in the reports accompanying them or in the notes attached to them, and (ii) fairly present EMI's financial condition and its results of operations at the times and for the periods presented.

                          (3)     There have been no material adverse changes
in the financial condition or in the operations, business, prospects, properties of assets of EMI since the date of EMI's Financial Statements.

                 (e) Buyer's Financial Condition. The Buyer is a newly formed corporation. It has no material liabilities except as provided for in this Agreement, and no assets except the joint and several agreements of EMI to perform in accordance with the terms of this Agreement.

         4.      COVENANTS OF THE PARTIES.

                 (a) Conduct of Business Prior to the Closing. Pending consummation of the transactions contemplated in this Agreement or prior to termination of this Agreement, Sellers and the Shareholder agree, without prior written consent of Buyer, given in a letter which specifically refers to this Section of the Agreement:

                          (1)     not to (i) perform any act or omit to take
any act that would make any of their respective representations made in Section 2 above, inaccurate in any material respect or materially misleading as of the Closing Date, or (ii) allow either Seller to make any payment or distribution except for the payment of liabilities provided for in Sellers' Financial Statements or incurred in the ordinary course of business;

                          (2)     to cause each respective Seller to conduct
its businesses in the ordinary and regular course, maintain the School Facilities and carry on its business practices, protect its Accreditation Certifications and Permits, and keep its books of account, records and files in substantially the same manner as at present; and

                          (3)     to cause each Seller to make all tuition
refunds within the time frames provided for in the Regulations and any applicable state or accrediting agency regulations, and to pay all accounts payable as they become due.

                 (b) Notice. Pending the consummation of the transactions contemplated in this Agreement or prior to termination of this Agreement, each party agrees that it will promptly advise the others of the occurrence of any condition or event which would make any of its representations contained in this Agreement inaccurate, incorrect, or materially misleading.

                 (c) Access. Prior to the Closing, each Seller shall afford to the Buyer (and its officers, attorneys, accountants and other authorized representatives), upon reasonable notice, free and full access during usual business hours to its offices, personnel, the School Facilities, books and records and other data, financial or otherwise, so that Buyer may have full opportunity to make such investigation as it shall desire of the School Related Assets, business and operations of each Seller, provided that such investigation shall not unreasonably interfere with such Sellers' operations. The scope of the investigation will include, but not be limited to, a verification of Sellers' Financial Statements and a review of Sellers' control procedures, regulatory compliance, the School Facilities, material contracts, litigation and tax returns for prior years. Duly authorized representatives of the Buyer shall also be entitled to discuss with officers of each Seller, its counsel, employees and independent public accountants, all of its books, records and other corporate documents, contracts, pricing and service policies, commitments and future prospects. Representatives of Sellers will furnish to Buyer and such other persons, copies of all materials relating to the business affairs, operations, the School Facilities, School Related Assets and liabilities of Sellers which may be reasonably requested from time to time and will cause representatives and employees of Sellers to assist Buyer in its investigation of the matters relative to each Seller. All information obtained by Buyer, EMI or any of their officers, directors, employees, lender, investors, agents and other representatives (the "Buyer's Representatives") in connection with the transactions contemplated by this Agreement or in the course of their investigations of the Sellers, whether obtained before or after the date of this Agreement (the "Evaluation Material") shall be used only in connection with this Agreement and the subsequent operation of the Schools, and each of Buyer and EMI shall assure that all Evaluation Material will be otherwise kept strictly confidential by each of them and the Buyer's Representatives.

                 (d) Additional Documents. At the request of any party, each party will execute and deliver any additional documents and perform in good faith such acts as reasonably may be required in order to consummate the transactions contemplated by this Agreement and to perfect the conveyance and transfer of any property or rights to be conveyed or transferred or perfect the assumption of any liabilities assumed under the terms of this Agreement.

                 (e) Employee Notification, Termination of Employee Benefit Plans, Etc. With respect to any employees employed by the Sellers prior to the Closing, Sellers will comply with the terms of all applicable Federal and state laws and regulations, including without limitation the provisions of the Worker Adjustment and Retraining Notification Act, 29 U.S.C. Section
Section 2101 et. seq. or the Consolidated Omnibus Budged Reconciliation Act ("COBRA"). Sellers will terminate all Employee Benefit Plans in accordance with all applicable laws and regulations as of a date no later than the Closing Date. The above section is subject to the contracts between Administaff and Sellers. Copies are attached hereto as EXHIBIT 18.

                 (f) Filing of Returns; Additional Information. Each Seller and the Shareholder will file on a timely basis all tax returns, notices of sale and other documentation required by law in connection with the transactions provided for in this Agreement or otherwise required by law, regulation or pursuant to the terms of any agreement to which it is a party. Each Seller and the Shareholder will supplement any previous filing made by it in accordance with legitimate requests made by applicable agencies or parties to the extent required by the relevant law, regulation or agreement.

                 (g) Delivery of Financial Statements. Prior to September 15, 1996, the Sellers shall deliver to the Buyer unaudited financial statements for each Seller for the two month period ended August 31, 1996, which shall include a statement of income and expense and a statement of cash flows for the period then ending and a balance sheet as of such date, all of which shall be prepared in accordance with, and subject to the same representations contained in,
Section 2(c)(2) and (3) of this Agreement (the "Effective Date Financial Statements"). The Shareholder's Cash Distribution shall be increased or decreased based on a comparison of balance sheets included in the Effective Date Financial Statements with the Seller's Most Recent Balance Sheet. If as a result the amount of the Seller's Cash Distribution is increased, Buyer shall make a payment to the Shareholder equal to such amount within 10 business days. If the amount is decreased, the Shareholder shall make a payment to the Buyer equal to such amount within 10 business days. With respect to each succeeding month, within 15 days of such month's conclusion, the Sellers shall deliver to the Buyer monthly unaudited financial statements for each Seller which shall include statement of income and expense and a statement of cash flows for the month then ended and a balance sheet for the month then ended, all of which shall be prepared in accordance with, and subject to the same representations contained in, Section 2(c)(2) and (3) of this Agreement.

                 (h) Compliance with Conditions to Closing. Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, each of the parties to this Agreement will execute such documents and take such other actions as reasonably may be appropriate to fulfill the conditions to Closing provided for in Section 5 of this Agreement.

         5.      CONDITIONS TO CLOSING BY THE RESPECTIVE PARTIES.

           The obligation of EMI and Buyer, on the one hand, and Sellers and the Shareholder on the other hand, to consummate the transactions contemplated by this Agreement shall be subject to compliance with or satisfaction of the following conditions by the other, to the extent applicable:

                 (a) Bring Down. The representations and warranties set forth in this Agreement shall be true and correct in all material respects on and at the Closing Date as if then made by the relevant party (except for those representations and warranties made as of a given date, which shall continue to be true and correct as of such given date).

                 (b) Compliance. Each party shall have complied with all of the covenants and agreements in this Agreement on its or their part, respectively, to be complied with as of or prior to the Closing Date.

                 (c) No Material Adverse Changes. Since the date of the Sellers' Most Recent Balance Sheets, there shall not have occurred any material adverse change in the condition (financial or otherwise) of the Schools, School Facilities, or the School Related Assets of either of the Sellers. Since March 31, 1996, there shall not have occurred any material adverse change (financial or otherwise) of EMI.

                 (d) Buyer Certificates. There shall be delivered to the Sellers and the Shareholder:

                          (1)      a certificate executed by the President and
Secretary of each of Buyer and EMI, dated the Closing Date, certifying that the conditions to be fulfilled by each of them set forth in this Section 5 have been fulfilled;

                          (2)     a certificate of incumbency for each of them
executed by its President or any Vice President and by the Secretary or any Assistant Secretary of such entity, listing the officers of such entity authorized to execute (to the extent applicable) the Agreement and the other documents, certificates, schedules and instruments to be delivered on behalf of such entity, and their respective offices, and containing the genuine signature of each such person set forth opposite his name; and

                          (3)     good standing certificates and certified
charter documents of each of them of recent date, from the Secretary of the State of the jurisdiction of incorporation of such entity (the Certificates described in 1, 2 and 3 above are hereafter referred to collectively as the "Buyer's Certificates").

                 (e) Sellers' Certificates. There shall be delivered to the Buyer and EMI:

                          (1)      a certificate executed by the President and
Secretary of each Seller, dated the Closing Date, certifying that the conditions to be fulfilled by it as set forth in this Section 5 have been fulfilled;

                          (2)     a certificate of incumbency for each Seller
executed by its President or any Vice President and by the Secretary or any Assistant Secretary of such Seller, listing the officers of such entity authorized to execute (to the extent applicable) the Agreement and the other documents, certificates, schedules and instruments to be delivered on behalf of such entity, and their respective offices, and containing the genuine signature of each such person set forth opposite his or her name; and

                          (3)     good standing certificates and certified
charter documents of each Seller of recent date, from the Secretary of the State of the jurisdiction of incorporation of such entity (the Certificates described in 1, 2 and 3 above are hereafter referred to collectively as the "Sellers' Certificates").

                 (f) No Suits. No action or proceeding shall have been instituted in any court or before any Federal, state or local governmental agency against any party seeking to restrain or prohibit the consummation of the transactions contemplated by this Agreement, or which could have a material adverse effect on any of the parties, which shall not have been dismissed or withdrawn prior to the Closing Date.

                 (g) Change of Sellers' Names. At least five (5) days prior to the Closing, each Seller shall deliver to Buyer a duly executed and acknowledged certificate of amendment to each Seller's articles of incorporation or other appropriate document required to change each Seller's corporate name to a new name bearing no resemblance to its present name so as to make each Seller's present name available to Buyer. Buyer is hereby authorized to file such certificate or other documents, at Sellers' expense, in order to effectuate such change of name at or after the Closing.

                 (h) Documents. All documents required to be delivered to Buyer or Sellers or the Shareholder pursuant to this Agreement at or prior to Closing shall have been so delivered.

                 (i) Authority. There shall be in full force and effect on the Closing Date resolutions of the Boards of Directors of the Buyer, EMI and the Sellers approving this Agreement, the other documents executed and delivered by each of them in connection with this Agreement and the transactions contemplated in it. At or prior to the Closing, each party will deliver to the other a copy of the resolutions of its Board of Directors and, in the case of the Sellers, the resolutions or consent of the Shareholder, together with any and all required resolutions or consent of the Shareholder thereof, approving the execution and delivery of this Agreement and the other documents to be delivered pursuant to this Agreement and the consummation of all of the transactions contemplated hereby, duly certified by an appropriate officer.

                 (j) Opinions of Counsel. Each party shall receive the opinion of counsel to the other party reasonably satisfactory in form and content to the party receiving such opinion.

                 (k) Current Insurance Coverage. Payments will have been made as of the Closing Date with respect to all of Sellers' insurance policies, and all insurance coverage concerning Sellers' assets and operations shall be continued in force through at least 10 days subsequent to the Closing Date, unless canceled subsequent to the Closing Date by Buyer.

                 (l) Bankruptcy, Dissolution, etc. No petition or other commencement of proceedings in bankruptcy or proceedings for dissolution, termination, liquidation or an arrangement, reorganization or readjustment of any party's debts under any state or Federal law enacted for the relief of debtors or otherwise, whether instituted by or against a party, has been effected or commenced by or against any party.

                 (m) Leases. The Buyer and the landlords shall have entered into lease agreements with respect to the School Facilities and the Sellers' obligations pursuant to the School Facility Leases with respect to all periods after the Closing Date shall be released in full.

                 (n) Texas Education Agency. All necessary approvals by the Texas Education Agency (or its successor, the Texas Workforce Commission -- Proprietary Schools Section) have been obtained and delivered to Buyer.

         6.  CLOSING AND POST CLOSING AGREEMENTS.

                 (a) Closing Date and Place; Effective Date. The closing of the transactions provided for in this Agreement shall take place at the time provided for in Section 1(b) of this Agreement and shall be effective as provided in Section 1(f).

                 (b) Deliveries by Buyer to Seller. At the Closing, Buyer and EMI shall deliver to Seller:

                          (1)     Initial Payment;

                          (2)     The Second Payment Note;

                          (3) An assumption agreement (the "Assumption Agreement" in substantially the form attached to this Agreement as EXHIBIT 25(25);

                          (4)     The Purchase Money Promissory Note;

                          (5)     The Pledge Agreement; and

                          (6)     The Buyer's Certificates.

                 (c) Deliveries by Sellers to Buyer and the Shareholder. At the Closing, Sellers shall deliver to Buyer:

                          (1) The Bill of Sale (the "Bill of Sale") in substantially the form attached to this Agreement as EXHIBIT 26(26); and

                          (2)      Assignments of all of Sellers' Bank
                                   Accounts;

                          (3)     The Sellers' Certificates;

                          (4)     Escrow Agreement; and

                          (5) Such other instruments of conveyance in form and substance reasonably satisfactory to Buyer's counsel, as shall be effective to vest in Buyer good title to the School Related Assets.

Sellers shall deliver to the Shareholder:

                          (5)     The Undistributed Portion of the
                                  Shareholder's Cash Distribution.

                 (d) Delivery of Post Closing Financial Statements of the Sellers to the Buyer. Prior to the expiSeptember 19, 1996ration of 15 Calendar days following the Closing, the Sellers shall deliver to the Buyer unaudited financial statements for each Seller which shall include a statement of income and expense for the month ending immediately prior to the Closing (if not previously delivered pursuant to Section 4(g) of this Agreement) and for the partial monthly period ending immediately prior to the Closing Date and a balance sheet as of the end of such periods, all of which shall be prepared in accordance with, and subject to the same representations contained in, Section 2(c)(2) and (3) of this Agreement.

                 (e) Filing of Tax Returns and Other Reports. The Sellers and Shareholder shall timely file all federal and state income tax and other returns or reports relating to the transactions provided for in this Agreement and relating to all periods during which each of the Sellers owned their respective School Related Assets, and to the extent required by law or regulation, all reports with the Department of Education or any other applicable state of federal regulatory or accrediting agency relating to such periods including without limitation the Financial Aid Audits for the federal fiscal year ended June 30, 1996 to be filed by each of the Schools with the Department of Education pursuant to applicable regulations.

                 (f) Further Documents or Acts. The parties will also execute, deliver, record (where appropriate) and/or perform at Closing and from time to time thereafter, at the request of Buyer, EMI, Sellers or the Shareholder, all other documents or acts required to consummate any of the transactions contemplated by this Agreement or otherwise carry out the purposes of this Agreement, including without limitation, any and all instruments or other documents of transfer, conveyance, assignment and assumption as may be reasonably necessary to effect or evidence the transfer of the School Related Assets and the assumption of the Stated Liabilities.

         7.      CONFIDENTIALITY AND JOINT NON-COMPETITION AGREEMENT.

                 (a) Shareholder acknowledges that, as a result of his ownership of the Sellers and, if applicable, employment by Sellers, he has had access to and knowledge of confidential or proprietary information developed by Sellers and of a special and unique nature and value to Sellers, including, but not limited to, Sellers' methods and systems, the names and addresses of its students and sources of referral, tuition charged and paid by Sellers or its customers, curricula, related memoranda, research reports, designs, records, student files, services, and operating procedures, and other information, data, and documents now existing or later acquired by Shareholder or Sellers, regardless of whether any such information, data, or documents, qualify as a "trade secret" under applicable Federal or state law (collectively "Confidential Information"). Confidential Information does not include information that (i) becomes generally available to the public other than as a result of disclosures by Sellers or the Shareholder in violation of the terms of this Agreement, or (ii) becomes available to Sellers or the Shareholder on a non-confidential basis from a source that is not bound by a confidentiality agreement with Buyer or its directors, officers, employees, agents or representatives. As a material inducement to Buyer to enter into this Agreement, each of the Shareholder and the Sellers, jointly and severally, covenants and agrees not at any time following the Closing Date directly or indirectly, to divulge or disclose for any purpose whatsoever, any Confidential Information which is in the possession of Sellers or which has been obtained by or disclosed to such Shareholder as a result of employment by Sellers, ownership of Sellers, or otherwise as a result of the relationship between such Shareholder and Sellers. In accordance with the foregoing, the Shareholder and the Sellers agree at no time to retain or remove from the School Facilities records of any kind or description whatsoever (other than those which constitute Excluded Assets) for any purpose whatsoever unless authorized by Buyer. Notwithstanding the foregoing provisions of this Section 7(a), Sellers and the Shareholder may disclose Confidential Information (i) to its employees, counsel, accountants and agents on a need-to-know basis (provided that any such person shall be informed of the confidential nature of such information and directed not to disclose or make public such Confidential Information), (ii) to the extent required by applicable law, rules and regulation, and (iii) in any action, suit or proceeding between the parties, provided that in connection with disclosures permitted by clauses (ii) and (iii) above, Sellers or Shareholder shall provide Buyer with at least three (3) days notice of such intent so that an appropriate protective order may be sought by Buyer if desired.

                 (b) As a material inducement to Buyer to enter into this Agreement, the Shareholder and the Sellers, jointly and severally, covenant and agree for a period of ten years (10) years after the Closing of the transactions provided for in this Agreement not to (i) directly or indirectly engage in competition with any school owned or operated by EMI (the "Prohibited Activities") anywhere within 50 miles of the location of any school listed on
EXHIBIT 27(27) or any post secondary education school which EMI subsequently operates (the "Area") (the "Prohibited Activities"); (ii) become associated as manager, supervisor, employee, consultant, advisor, stockholder owning more that 5% of the outstanding stock of a company or participating in the management or direction of a company or otherwise with any person, corporation or entity engaging in Prohibited Activities anywhere within the Area; (iii) call upon any of Buyer's students, teachers or referral sources for the purpose of promoting any Prohibited Activities for any person, person, corporation or entity within the Area; or (iv) divert, solicit or take away any of Buyer's teachers or other personnel for the purpose of engaging in any Prohibited Activities regardless of the location of such activities.

                 (c) In the event of a breach or threatened breach by the Shareholder of any of the provisions of this Section 7, Buyer, in addition to and not in limitation of any other rights, remedies, or damages available to Buyer at law or in equity, shall be entitled to a permanent injunction in order to prevent or to restrain any such breach by Sellers or any Shareholder, or by such Shareholder's partners, agents, representatives, servants, employers, employees and/or any and all persons directly or indirectly acting for or with him.

                 (d) Each of the Shareholder and the Sellers covenants and agrees that, if such Seller or Shareholder shall violate any of his covenants or agreements provided for in this Section 7, Buyer shall be entitled to an accounting and repayment of all profits, compensation, commissions, remuneration, or benefits which Sellers or such Shareholder, directly, or indirectly, has realized and/or may realize as a result of, growing out of, or in connection with any such violation; such remedy shall be in addition to and not in limitation of any injunctive relief or other rights or remedies to which Buyer may be entitled to at law or in equity or under this Agreement.

                 (e) Each of the Shareholder and the Sellers has carefully read and considered the provisions of this Section 7, and agrees that the restrictions set forth above (including without limitation the time period and geographical areas of restriction) are fair and reasonable and are reasonably required for the protection of the interest of the Buyer. In the event that, notwithstanding the foregoing, any of the provisions of this Section 7 are held invalid or unenforceable, the remaining provisions shall continue to be valid and enforceable. In the event that any provision of this Section 7 relating to time period and/or areas of restriction are declared by a court of competent jurisdiction to exceed the maximum time period or areas such court deems reasonable and enforceable, said time period or areas of restriction shall be deemed to become, and thereafter be, the maximum time period and/or area which such court deems reasonable and enforceable.

                 (f) If the obligations of the parties are terminated and the closing does not occur Buyer and EMI agree to return all information furnished to them by Sellers and Shareholder or any of their officers, directors, employees, lenders, investors, agents and other representatives. Buyer and EMI acknowledge that they have had access and knowledge of confidential and/or proprietary information developed by Sellers and of a special and unique nature and value to Sellers, including, but not limited to , Sellers' methods and systems, the names and addresses of its students and sources of referral, tuition charged and paid by Sellers or its customers, curricula, related memoranda, research reports, designs, records, student files, services, and operating procedures, and other information, data, and documents now existing or later acquired by Shareholder or Sellers, regardless of whether any such information, data, or documents, qualify as a "trade secret" under applicable Federal or state law (collectively "Confidential Information"). Confidential Information does not include information that (i) becomes generally available to the public, (ii) becomes available to Buyer or EMI on a non-confidential basis from a source that is not bound by a confidentiality agreement with Sellers or its directors, officers, employees, agents or representatives. Buyer and EMI further agree not to use or disclose said information as stated above and will hold same in strict confidence unless compelled to disclose by requirements of law.

         In the event of a breach or threatened breach by the Buyer or EMI of any of the provisions as stated above in this Section 7(f), Sellers and Shareholder, in addition to and not in limitation of any other rights, remedies, or damages available to Seller and Shareholder at law or in equity, shall be entitled to a permanent injunction in or to prevent or to restrain any such breach by Buyer or EMI or by such Buyer or EMI's partners, agents, representatives, servants, employers, employees and/or any and all persons directly or indirectly acting for or with him.

         8.      INDEMNIFICATION.

                 (a) Each of Sellers and the Shareholder, severally and not jointly, agrees to defend, indemnify and hold harmless the Buyer and EMI and their directors, officers, employees and agents from and against any loss, liability, damage, settlement or expense (including without limitation, attorneys' fees and disbursements) incurred by Buyer or EMI arising from or related to (1) the inaccuracy or breach of any of the representations, warranties, covenants or agreements of Sellers or the Shareholder, as the case may be, contained in this Agreement or in any document incorporated by reference into this Agreement, (2) the Potential Title IV Notification Liability (the "Potential Title IV Notification Liability Claims"), or (3) Texas Mandated Assumed Liabilities (the "Texas Mandated Assumed Liability Claims").

Without limiting the general right to indemnification provided for in the previous sentence, Sellers and the Shareholder specifically agree that with respect to Texas Mandated Assumed Liability Claims and Potential Title IV Notification Liability Claims, the Buyer shall have the right FIRST to recover the amount of such claims from the Contingent Liability Escrow Account, AND THEN, to the extent such claims exceed the amount paid from such Escrow Account to Buyer on account thereof, by offset against principal and interest, if any, due with respect to Second Payment Note and Purchase Money Promissory Note, such offset to be made against the most current payments due regardless of the note to which such payment relates, AND THEREAFTER against the Sellers and the Shareholder, jointly and severally.

                 (b) Buyer and EMI, jointly and severally, agree to defend, indemnify and hold harmless each Seller and the Shareholder and their directors, officers, employees and agents from and against any loss, liability, damage, settlement or expense (including without limitation attorneys' fees and disbursements) incurred by Sellers and/or the Shareholder and arising from or related to: (i) the inaccuracy or breach of any of the representations, warranties, covenants or agreements of Buyer or EMI contained in this Agreement or in any document incorporated by reference into this Agreement.

                 (c) Buyer and EMI, jointly and severally, agree to defend, indemnify and hold harmless each Seller and the Shareholder and their directors, officers, employees and agents from and against any loss, liability, damage, settlement or expense (including without limitation attorneys' fees and disbursements) incurred by Sellers and/or the Shareholder and arising from acts or omissions occurring subsequent to the closing relating to the Asset Purchase Agreement and/or the operations of the Schools subsequent to the Closing.

                 (d)      The party seeking indemnification pursuant to this
Section 8 (the "Indemnified Party") shall give (or cause to be given) to the party or parties from whom indemnification is sought hereunder (the "Indemnifying Party") notice of any claim or matter for which indemnity is (or will be) sought under this Section 8. Such notice shall be given promptly after the Indemnified Party receives actual notice or knowledge of the claim or matter that is subject to indemnification. With respect to any claim asserted by a third party against an Indemnified Party for which indemnity is sought hereunder, the relevant Indemnifying Party shall have the right to employ counsel reasonably acceptable to the relevant Indemnified Party to defend against such assertion and such Indemnifying Party shall have the right to compromise or otherwise settle any such action or claim only with the prior written consent of such relevant Indemnified Party, which consent shall not be unreasonably withheld, provided, however, that upon the determination of any applicable agency or court of law that any claim for which indemnification is sought, including a determination by the Department of Education that amounts are due from the Buyer on account of Potential Title IV Notification Liability Claims, is due and payable (a "Liability Determination") the Indemnified Party may pay such amount (a "Jeopardy Payment") and, in the case of the Buyer, immediately be entitled to recovery of such amounts as provided for in the last sentence of clause (a) of this Section 8, further provided, however, that the Indemnified Party shall not be entitled to make such Jeopardy Payment during the pendency of any appeals from such Liability Determination, so long as the amount of such determination is not due either because of the pendency of such appeal or because of the posting of applicable bonds. Notwithstanding the foregoing, nothing in the previous sentence shall require the party seeking indemnification with respect to any such Liability Determination to post any bond or otherwise take any action to vacate or challenge a Liability
Determination.   If such determination amount is paid by Buyer and thereafter such determination is reversed or set aside, and the Jeopardy Payment is returned or otherwise credited to Buyer, the Indemnifying Party shall be reimbursed by Buyer for any sums recovered from the Contingent Liability Escrow Account or by any Note offset or money recovered from

Sellers and/or Shareholder incident to the Jeopardy Payment.

         9. EVENTS OF DEFAULT. If any one or more of the following events occurs then, subject to the expiration of any specified grace period and the giving of any prior notice required under this Section 9, such event shall constitute an Event of Default by the party responsible for such event or against whom it should be charged.

                 (a) Warranties or Representations. Any warranty or representation by or on behalf of any party contained in this Agreement (or in any document between the parties furnished in compliance with this Agreement at Closing) is false or misleading in any material respect.

                 (b) Agreements. Any party fails to take any action required of it to comply with its obligations contained in this Agreement, or takes any action prohibited or inconsistent with its obligations under this Agreement, and such failure to act or action is not cured prior to ten (10) days after written notice thereof is given to the defaulting party.

                 (c) Refusal to Close. A party refuses to consummate the transactions provided for (and subject to the terms and conditions specified) in this Agreement by 5 p.m., Eastern Daylight Time on January 31, 1997 (the "Termination Date"), except if the failure to close is based upon the failure of the other party to meet a condition to Closing provided for in Section 5 of this Agreement.

                 (d) Failure of Closing Condition. Any party is unable to comply with the conditions of Closing provided for in Section 5 of this Agreement, other than as a result of an Event of Default as described in Sections 9(a), (b), or (c) above.

         10.     TERMINATION AND RIGHTS AND REMEDIES ON DEFAULT.

                 (a) Termination. This Agreement may be terminated and the transactions contemplated hereby abandoned prior to the Closing: (i) by the mutual consent of Buyer, EMI and Shareholder; (ii) by Buyer and EMI, if any condition to their obligations to close set forth in Section 5 hereof becomes impossible of performance or has not been satisfied in full (in each case other than as a result of a breach of such party's obligations under this Agreement) or previously waived by the other parties to this Agreement in writing at or prior to the Termination Date; (iii) by Sellers and Shareholder if any condition to their obligations to close set forth in Article 5 hereof becomes impossible of performance or has not been satisfied in full (in each case other than as a result of a breach of such party's obligations under this Agreement) or previously waived by the other parties to this Agreement in writing at or prior to the Termination Date; or (iv) by any party (other than a party that is in breach of its obligations under this Agreement) if the Closing shall not have occurred on or before the Termination Date. If this Agreement is terminated pursuant to clause (i) of this Article 10, all obligations of the parties hereunder shall terminate without any further liability or obligation of either party to the other, except that the provisions of Section 11, Section 13(b) and the confidentiality provisions of Section 4(c) of this Agreement shall survive and continue in full force and effect notwithstanding such termination. Except as limited by the preceding sentence, the exercise by any party of the right to terminate this Agreement shall not terminate or limit any remedy that such party may have in this Section 10 as a result of an Event of Default. If this Agreement is terminated pursuant to the provisions of this
Section 10 (except with respect to a termination by Sellers and Shareholder pursuant to subclause (iii) of the first sentence of this Section) the Refundable Deposit shall be returned to the Buyer immediately upon such termination. If this Agreement is terminated pursuant to the provisions of such subclause (iii), the Buyer shall lose all rights with respect to the Refundable Deposit.

                 (b) Rights and Remedies on Default. Upon and after an Event of Default by any party, the other party shall have the following rights and remedies:

                          (1)     Default by Buyer and EMI.   If, on the
termination Date, there exists an Event of Default as described in Section 9 of this Agreement, chargeable against the Buyer or EMI, or which Sellers or Shareholder is made specifically aware, Sellers or Shareholder may either (i) specifically waive such default and close, in which Sellers or Shareholder shall have the right to seek specific performance of the Agreement, including, without limitation, or (ii) refuse to close, and, except in the case of an Event of Default described in Section 9(d) above, seek money damages from
Buyer and/or EMI, including, without limitation, indemnification pursuant to
Section 8 of this Agreement.   An election by Sellers or Shareholder to proceed
in accordance with subclause (i) of the preceding sentence shall constitute the acknowledgment by Buyer, EMI, Sellers or Shareholder that Sellers or Shareholder cannot be adequately compensated by money damages for the failure to perform by Buyer and EMI, that such damages are indeterminate, and that a court of competent jurisdiction may enter an order pursuant to which Buyer and EMI are obligated to specifically perform their obligations to Sellers or Shareholder pursuant to the terms of this Agreement.

                          (2)     Default by Sellers or Shareholder.  If, on
the Termination Date, there exists an Event of Default as described in Section 9 of this Agreement, chargeable against the Sellers or the Shareholder, or which Buyer is made specifically aware, Buyer may either (i) specifically waive such default and close, in which event Buyer shall have the right to seek specific performance of this Agreement, including, without limitation, the acquisition of the School Related Assets and the performance by the Sellers and the Shareholder of the covenants provided for in this Agreement, or (ii) refuse to close, and, except in the case of an Event of Default described in Section 9(d) above, seek money damages from Sellers and Shareholder, including, without limitation, indemnification pursuant to Section 8 of this Agreement. An election by Buyer to proceed in accordance with subclause (i) of the preceding sentence shall constitute the acknowledgment by Buyer, Sellers and Shareholder that Buyer cannot be adequately compensated by money damages for the failure to perform by Sellers and Shareholder, that such damages are indeterminate, and that a court of competent jurisdiction may enter an order pursuant to which Sellers and Shareholder are obligated to specifically perform their obligations to Buyer pursuant to the terms of this Agreement.

                          (3)     Default Subsequent to Closing.  If any party
breaches this Agreement subsequent to Closing, or if a default exists pursuant to Sections 9(a) or 9(b) of this Agreement, the nondefaulting party(ies) shall have the right to seek money damages from the defaulting party(ies), either pursuant to Section 8 of this Agreement or otherwise. In addition, if, (i) as a result of any action taken or not taken by the either Seller in violation of any applicable law or regulation which (ii) has not been disclosed to the Buyer in this Agreement, and which (iii) the occurrence or non occurrence of which was known or reasonably should have been known to either Seller or the Shareholder, the Prerequisite Student Aid Approvals are not received prior to 6 months from the date of the Closing, or, if received or offered, can only be obtained on conditions imposing substantial financial burdens on the Buyer in addition to those which would otherwise be imposed in connection which such approval, the Buyer may elect to rescind the transactions provided for in this Agreement and, upon such election, the parties will take such action as may be reasonably required to restore the other party to its respective positions as they existed prior to the Closing provided for in this Agreement.

                          (4)     Nature of Remedies Cumulative.  Except as
otherwise provided in this Agreement, all rights and remedies granted in this Agreement or available under applicable law shall be deemed concurrent and cumulative and not alternative or exclusive remedies, to the full extent permitted by law and this Agreement, and any party may proceed with any number of remedies at the same time or in any order. The exercise of any one right or remedy shall not be deemed a waiver or release of any other right or remedy, and any party, upon the occurrence of an event of default by another party under this Agreement, may proceed at any time, under any agreement, in any order and with any available remedy.

                          (5)  Limitation on Liability of Sellers and
Shareholder. Except in the case of a breach of the agreements contained in
Section 7 of this Agreement, or in connection with Texas Mandated Assumed Liability Claims and Potential Title IV Notification Liability Claims, neither Sellers nor Shareholder shall have any liability with respect to any claims of Buyer or EMI for money damages, whether pursuant to this Section, Section 8 of this Agreement or otherwise (a) until such time, if any, as the aggregate amount of all such amounts otherwise subject to recovery by Buyer or EMI shall exceed, in the aggregate, $10,000, and then only to the extent of such excess; and (b) to the extent the total amount otherwise subject to recovery by Buyer or EMI from the Sellers and/or the Shareholder exceeds the aggregate of all amounts paid or payable to the Sellers pursuant to the terms of this Agreement plus the Shareholder's Cash Distribution.

         11.     FINDERS FEES.

         Each of the parties represents and warrants to the other that such party has not employed any finder or broker in connection with transactions contemplated by this Agreement. Each party agrees to indemnify and hold harmless the others from and against any claim, damages, liabilities, and expenses (including without limitation, attorneys' fees and disbursements) arising from any claim or demand asserted by any person or entity on the basis of its employment as a finder or broker by the respective party.

         12. NOTICES. All notices or other communications required or permitted under the terms of this Agreement shall be made in writing and shall be deemed given upon (i) hand delivery or (ii) three days after deposit of same in the Certified Mail, Return Receipt Requested, first class postage and registration fees prepaid and correctly addressed to the parties at the following addresses:


         If to Buyer:             SACMD Acquisition Corp.
                                  1327 Northmeadow Parkway
                                  Suite 132
                                  Roswell, Georgia, 30076
                                  Attn: President


         With a copy to:          Honigman Miller Schwartz and Cohn
                                  222 Lakeview Avenue
                                  Suite 800
                                  West Palm Beach, Florida  33401
                                  Attn: Morris C. Brown


         If to EMI:               Educational Medical, Inc.
                                  1327 Northmeadow Parkway
                                  Suite 132

                                  Roswell, Georgia, 33076
                                  Attn: President

         With a copy to:          Honigman Miller Schwartz and Cohn
                                  222 Lakeview Avenue
                                  Suite 800
                                  West Palm Beach, FL  33401
                                  Attn: Morris C. Brown


         If to Seller:            San Antonio College of Medical and Dental
                                  Assistants, Inc.
                                  555 I-35 West, #320J
                                  New Braunfels, TX   78130
                                  Attn: Mr. Comer Alden

         With a copy to:          John A. Daniels, Esq.
                                  Daniels & Daniels
                                  1100 South Texas Building
                                  603 Navarro
                                  San Antonio, TX   78205-1837

         With a copy to:          Robert Alden, Esq.
                                  919 Congress Avenue, Suite 610
                                  Austin, TX  78701


         If to Seller:            Career Centers of Texas - El Paso, Inc.
                                  555 I-35 West, #320J
                                  New Braunfels, TX   78130
                                  Attn: Mr. Comer Alden


         With a copy to:          John A. Daniels, Esq.
                                  Daniels & Daniels
                                  1100 South Texas Building
                                  603 Navarro
                                  San Antonio, TX   78205-1837

         With a copy to:          Robert Alden, Esq.
                                  919 Congress Avenue, Suite 610
                                  Austin, TX  78701


         If to Shareholder:       Comer Alden
                                  555 I-35 West, #320J
                                  New Braunfels, TX   78130
                                  Attn: Mr. Comer Alden

         With a copy to:          John A. Daniels, Esq.
                                  Daniels & Daniels
                                  1100 South Texas Building
                                  603 Navarro
                                  San Antonio, TX   78205-1837

         With a copy to:          Robert Alden, Esq.
                                  919 Congress Avenue, Suite 610
                                  Austin, TX  78701

or to such other address as any of the parties hereto may designate by notice to the others.

         13.     MISCELLANEOUS.

                 (a) Successors. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and permitted assigns. This Agreement may not be assigned prior to Closing without the prior written consent of the other parties hereto.

                 (b) Expenses. Except as otherwise provided in this Agreement, Buyer and Sellers and the Shareholder shall be responsible for any and all of the respective fees, costs and expenses incurred by each, in connection with the negotiation, preparation or performance of this Agreement.

                 (c) Entire Agreement. This Agreement incorporates by this reference all Exhibits hereto and all documents executed and/or delivered at Closing. This Agreement and the documents so incorporated into it contain the parties' entire understanding and agreement with respect to the subject matter hereof; and any and all conflicting or inconsistent discussions, agreements, promises, representations and statements, if any, between the parties or their representatives that are not incorporated in this Agreement shall be null and void and are merged into this Agreement.

                 (d) Amendments Only in Writing. No amendment, modification, waiver or discharge of this Agreement or any provision of this Agreement shall be effective against any party, unless such party shall have consented thereto in writing.

                 (e) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original, but all of which together shall constitute a single agreement.

                 (f) Cooperation. Each of the parties to this Agreement, when requested by another party, shall give all reasonable and necessary cooperation with respect to any reasonable matters relating to the transactions contemplated by this Agreement.

                 (g) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, and any suit, action or proceeding arising out of or relating to this Agreement shall be commenced and maintained in the District Court in Bexar County, Texas or the appropriate United States District Court for the State of Texas and each party waives objection to such jurisdiction and venue.

                 (h) Headings. The various section headings are inserted for purposes of reference only and shall not affect the meaning or interpretation of this Agreement or any provision hereof.

                 (i) Gender; Number. All references to gender or number in this Agreement shall be deemed interchangeably to have a masculine, feminine, neuter, singular or plural meaning, as the sense of the context requires.

                 (j) Severability. The provisions of this Agreement shall be severable, and any invalidity, unenforceability or illegality of any provision or provisions of this Agreement shall not affect any other provision or provisions of this Agreement, and each term and provision of this Agreement shall be construed to be valid and enforceable to the full extent permitted by law.

                 (k) Survival. Except as otherwise expressly provided in this Agreement, the liabilities and obligations of each party with respect to any and all of its representations, warranties, covenants and agreements set forth in this Agreement and/or in any document incorporated into it shall not be merged into, affected or impaired by the Closing under this Agreement. All of the representations, warranties, covenants and agreements set forth in this Agreement shall survive the Closing for the period of two years thereafter, so that (except as otherwise provided below) any claim under this Agreement must be asserted by notice given to the party claimed to be liable on or before the second anniversary of the Closing Date. Notwithstanding the foregoing, the time limitation shall not apply to: (i) the covenants related to confidentiality and non-competition contained in Section 7 above; (ii) claims arising out of a misrepresentation as to matters contained in Section 2(h) or 2(i) (which shall survive for a period ending on the seventh anniversary of the Closing Date), (iii) fraud, Texas Mandated Assumed Liability Claims or (v) Potential Title IV Notification Liability Claims. All obligations and liabilities described in clauses (i) and (iii) of the previous sentence shall survive the Closing for the period in which a claim can be asserted with respect thereto under applicable law.

                 (l) No Third Party Beneficiaries. This Agreement has been entered into solely for the benefit of the parties that have executed it, and not to confer any benefit or enforceable right upon any other party or entity. Accordingly, no party or entity that has not executed this Agreement shall have any right to enforce any of the provisions of it.

                 (m) Intention to Cease Business. Buyer and EMI acknowledge that the Sellers intend to cease operations at or shortly after the Closing Date and, following the Closing, will cease to have any material assets.

                 (n) Access to Records. Following the effective Closing Date, Buyer and EMI shall give to the Sellers and Shareholder free and unrestricted access to (and the right to make copies at the expense of Shareholder) the records and to the extent that such were purchased by Buyer and EMI hereunder and relate to the business, operations, income, expenses and assets of Seller corporation existing on, accruing or arising prior to or occurring prior to effective time of closing, but any access shall be conducted in such manner as not to interfere unreasonably with the operations of the business following the effective Closing Date. Sellers and Shareholder's free and unrestricted access to the records of Shareholder includes but is not limited to all matters relating to litigation. Buyer and EMI shall also give to the Sellers and Shareholder reasonable access to their former employees, and/or their former employees contracted through Administaff in regard to current and/or future litigation.

                 (o) Mediation. The parties hereto agree that it is a precondition to filing of any action to enforce this Agreement, that the parties will submit to non-binding mediation, except in the case where immediate injunctive relief is sought. Unless the parties agree on some other mediation forum, the parties will use the Bexar County Presuit Mediation Service or the Bexar County Dispute Resolution Center. Upon any party giving notice of a demand for mediation, both parties must make themselves available for mediation within thirty (30) days of that notice. All mediation fees shall be split equally between the parties to the mediation.

                 (p) Judgment awards. Buyer and EMI acknowledge that Sellers and Shareholder shall retain all interest in their judgment awards that were obtained prior to the Closing Date of this Agreement

                 (q) Attorneys' Fees. In any suit, action or proceeding arising out of or in connection with this Agreement, the prevailing party shall be entitled to an award of the amount of attorneys' fees and disbursements incurred by such party in connection herewith, including fees and disbursements one or more appeals.

         IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed by an officer duly authorized to do so, all as of the day and year first above written.


SACMD ACQUISITION CORP. ("BUYER")       SAN ANTONIO COLLEGE OF MEDICAL AND
                                        DENTAL ASSISTANTS, INC. ("SELLER")



BY:  /S/ GARY KERBER                    By: /S/ COMER ALDEN
     -------------------------------        -----------------------------------
          Authorized Signatory                    Authorized Signatory


                                        CAREER CENTERS OF TEXAS - EL PASO, INC.
                                        ("SELLER")


                                        By:  /S/ COMER ALDEN
                                             ----------------------------------
                                                 Authorized Signatory


                                        EDUCATIONAL MEDICAL, INC.


                                        By:  /S/ GARY KERBER
                                             ----------------------------------
                                                 Authorized Signatory


                                        SHAREHOLDER:


                                        /S/ COMER ALDEN
                                        ---------------------------------------
                                                 Comer Alden

                                  EXHIBIT 1





                               September 6, 1996

Daniels & Daniels
1100 South Texas Building
603 Navarro
San Antonio, Texas 78205-1837

                 Re:  Escrow Agreement

Gentlemen:

         EDUCATIONAL MEDICAL, INC., a Delaware corporation ("EMI"), SACMD Acquisition Corp., a Delaware corporation wholly owned by EMI ("Buyer"), SAN ANTONIO COLLEGE OF MEDICAL AND DENTAL ASSISTANTS, INC., a Texas corporation, and CAREER CENTERS OF TEXAS - EL PASO, INC., a Texas corporation (hereinafter referred to jointly as the "Sellers") and Mr. Comer Alden ("Shareholder") have entered into an Asset Purchase Agreement dated September 6, 1996 (the "Asset Purchase Agreement") pursuant to which the Sellers are selling certain of their school operations. Pursuant to Section 1(a) of the Asset Purchase Agreement, you will be receiving $250,000.00. Unless otherwise defined in this Agreement, all capitalized terms used in this Agreement shall have the same meaning as set forth in the Asset Purchase Agreement.

         Subject to the terms of this Escrow Agreement:

         1.       (a)     Establishment of the Escrow Account:

                          Upon the execution of the Asset Purchase Agreement, the Shareholder shall deposit with you the sum of Two Hundred Fifty Thousand Dollars ($250,000.00), (the "Escrow Funds") which you shall deposit into an interest bearing account at a bank (the "Selected Bank") to be mutually agreed upon by Shareholder and Buyer (the "Escrow Account").

                 (b)      Purpose of the Escrow Funds:

                          The Escrow Account has been established to hold the Escrow Funds, to the extent necessary, to serve as security for and satisfy claims made by the Buyer against the Sellers and/or the Shareholder pursuant to Section 8 of the Asset Purchase Agreement (the "Section 8 Claims"). The parties acknowledge that the Sellers and the Shareholder have selected the Escrow Agent and that the Sellers and the Shareholder shall bear all of the risk of loss in the event of the loss of some or all of the Escrow Funds.

                 (c)      Investment of the Escrow Funds:

                          The Escrow Funds shall, at the direction of the Shareholder, only be invested and reinvested in (a) obligations issued or guaranteed by the United States government or agencies thereof, with maturities of less than one year from the date of such investment, and (b) certificates of deposit at the Selected Bank with maturity dates of less then one year from the date of such investment, and (iii) money market accounts at the Selected Bank. Income from all investments and reinvestment of Escrow Funds shall be paid upon termination of this Agreement to the parties receiving the distribution of the Escrow Funds in proportion to the amount of such distributions. For Federal Income Tax purposes, income from all investments and reinvestment of all Escrow Funds

Daniels & Daniels
September 6, 1996
Page 2

                          shall be recognized by the parties in
                          proportion to the amount of distribution of such income.

                 (d) Disbursement of Escrow Funds: The Escrow Funds shall be distributed to the Shareholder or the Buyer, as the case may be, as follows:

                          (i) upon joint written instruction from Buyer and Shareholder;

                          (ii)    to Shareholder, in 5 equal annual
                          installments of $50,000 along with all related interest, commencing on the first anniversary of this Agreement, provided that no Section 8 Claim has been made with respect to such Escrow Funds and related interest and remains unresolved; or

                          (iii) to Buyer, with respect to any Section 8 Claim, provided that the Buyer has delivered to the Escrow Agent notification (the "Distribution Request") as to the basis for such Claim, which request shall specify the amount of the Section 8 Claim and the basis upon which such Claim is made. A copy of the Distribution Request shall be simultaneously delivered to the Escrow Agent, the Sellers and the Shareholder. Within thirty (30) days after such notice is given by the Buyer, either of the Sellers or the Shareholder shall have the right to file with the Escrow Agent written notice that
                          they intend to contest the Buyer's claim.   If,
                          within such thirty (30) day period, the Escrow Agent does not receive such notice from the Sellers or Shareholder or receives notice from the Sellers or Shareholder that such claim is uncontested, the Escrow Agent shall deliver to the Buyer the specified Distribution request.

                          If, however, within such thirty (30) day period, the Escrow Agent shall receive notice the Sellers or Shareholder of their intention to contest Buyer's claim with respect to part or all of the Escrow funds, then the Escrow Agent shall promptly give Buyer a copy of such notice and continue to hold the Escrow funds that are claimed by Buyer in its notice, until the earlier of (a) Receipt of written notice from the Sellers and Shareholder consenting to the release to Buyer of such Escrow funds originally claimed by Buyer; or (b) Receipt of a written final decision of the Mediator chosen in accordance with the provisions as stated in this Escrow Agreement subject to the parties agreement to abide by the decision of the Mediator; or (c) Receipt of a certified copy of a final judgment, unappealed or unappealable, of a court of competent jurisdiction, or of the agreement of Sellers and Shareholder and Buyer, that Buyer or Sellers or Shareholder are entitled to all or part of the Escrow Funds.

         2. The undersigned represent to you that the execution, delivery and performance of this Agreement has been duly authorized, and does not violate or conflict with any statute, regulation, order, judgment or writ that is binding upon the representing party or any of its assets.

         3. Unless sooner terminated pursuant to the terms of this Agreement, this Agreement shall terminate and your responsibilities under this Agreement shall cease upon distribution of the Escrow Funds and all related income as provided for in Section 1.

         4. To induce you to act as Escrow Agent hereunder, the undersigned agree as follows:

                 (a) Except as otherwise provided in this Agreement, you shall not in any way be bound or affected by any notice or modification or cancellation of this Agreement unless in writing, signed by the parties indicated herein, nor shall you be bound by any modification hereof unless the same shall be satisfactory to you. You shall be entitled to rely upon any judgment, certification, demand or other writing without being required to determine the authenticity or the

Daniels & Daniels
September 6, 1996
Page 3

                          correctness of any fact stated therein, the propriety or validity of the service thereof, or the justification of the court issuing such judgment or order in the premises.

                 (b) Any party to this Agreement may give the Escrow Agent a notice requesting the Escrow Agent to make any delivery or take any action with respect to the Escrow Funds. If the notice describing any such request is executed by all of the parties, the Escrow Agent shall promptly comply with the request. If the notice is given less than all of the parties, the Escrow Agent shall promptly forward a copy of such notice to the party(ies) that did not sign it. Thereafter, the Escrow Agent shall refrain from taking any action with respect to such request for the lesser of 5 business days, or until the other party(ies) authorizes the Escrow Agent in writing to comply with such request. If the other party(ies) fails to deliver written notice of objection to the Escrow Agent within such 5-day period, the Escrow Agent shall be fully protected in complying with such request. This Section (b) is subject to the provisions set forth in Section 1 (d) above.


                 (c) The Escrow Agent shall not in any way be bound or affected by any notice or modification or cancellation of this Agreement unless in writing, signed by all parties hereto, nor shall the Escrow Agent be bound by any modification hereof unless the same shall be satisfactory to the Escrow Agent. The Escrow Agent shall be entitled to rely upon any judgment, certification, demand or other writing (including but not limited to any instructions given to it under (b), above) without being required to determine the authenticity or the correctness of any fact stated therein, the propriety of validity of the service thereof, or the jurisdiction of the court issuing such judgment or order.

                 (d) The Escrow Agent may act in reliance upon any document, instrument or signature believed by it to be genuine, and the Escrow Agent may assume that any person purporting to give any notice or instructions in accordance with the provisions hereof has been duly authorized to do so.

                 (e) The Escrow Agent may act relative hereto in reliance upon advice of counsel in reference to any matter(s) connection herewith, and shall not be liable for any mistake of fact or error of judgment, or for any acts or omissions of any kind, unless caused by the Escrow Agent's willful misconduct or gross negligence. The Escrow Agent shall be entitled to consult with its counsel, which shall include any attorney retained by it, and the Escrow Agent shall not be liable for any action taken, suffered or omitted by it in accordance with the advice (whether written or oral) of such counsel.

                 (f) This Agreement sets forth exclusively the Escrow Agent's duties with respect to any and all matters pertinent hereto. The Escrow Agent shall not be bound by, the provisions of any other agreement.

                 (g) The Escrow Agent may at any time resign hereunder by giving written notice of its resignation to all parties hereto at least thirty (30) days prior to the date specified for such resignation to take effect, and upon the effective date of such resignation, all cash, documents and all other property then held by the Escrow Agent hereunder shall be delivered by it to such persons as may be designated in writing by all parties hereto, whereupon all its further obligations of Escrow Agent hereunder shall cease and terminate. The Escrow Agent's sole responsibility thereafter shall be to keep safely all property then held by it and to deliver same to a person designated by all parties hereto or in accordance with the directions of a final order or judgment of a court of

Daniels & Daniels
September 6, 1996
Page 4

                          competent jurisdiction. In addition, the Escrow Agent shall be discharged from any further duties and obligations hereunder upon its filing an impleader or other appropriate proceeding in a court of competent jurisdiction and depositing in such court all of the funds and property then held by it hereunder. All parties hereto hereby submit to the personal jurisdiction of said court (but solely for the purpose of implementing this Agreement) and waive all rights to contest said jurisdiction.

                 (h) Each of the parties to this Agreement shall be jointly and severally obligated to pay the Escrow Agent its fees, and reimburse all of its costs and expenses in connection herewith, including reasonable counsel fees for counsel retained by the Escrow Agent (even though the Escrow Agent is a practicing attorney) and to indemnify it and hold it harmless against any claim asserted against it or any liability, loss or damage incurred by it in connection herewith.

                 (i) Nothing herein contained shall be deemed to obligate the Escrow Agent to deliver any securities, cash, instruments, documents or any other property referred to herein, unless the same shall have first been received by the Escrow Agent pursuant to this Agreement.

                 (j) Each of the parties acknowledge that the Escrow Agent is counsel of the Sellers and Shareholder, and agrees that no action taken by the Escrow Agent under this Agreement shall affect or impair the right of the Escrow Agent to represent the Sellers and Shareholder in any matter, including an interpleader action pursuant to this Agreement.

         5. This Agreement shall be binding on and inure to the benefit of the respective parties hereto and their successors and assigns. This Agreement may be executed in counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same instrument. This Agreement represents the entire understanding of the parties hereto, and supersedes any and all other prior agreements between the parties relating to the subject matter of this agreement. The terms and provisions of this Agreement cannot be terminated or modified or amended except in writing and signed by the party against whom enforcement is sought. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, and any suit, action or proceeding arising out of or relating to this Agreement shall be commenced and maintained in the District Court of Bexar County, Texas or the appropriate United States District Court for the State of Texas and each party waives objection to such jurisdiction and venue. The provisions of this Agreement are severable, and any invalidity, unenforceability or illegality in any provision or provisions hereof shall not affect the remaining provisions of this Agreement. As between the parties other than the Escrow Agent, in any suit, action or proceeding arising out of or in connection with this Agreement, the prevailing party shall be entitled to an award of the amount of attorneys' fees and disbursements actually billed to such party in connection herewith, including fees and disbursements on one or more appeals.

         6. Mediation. If any notice given by any party under Section 1.(d)(iii) in this Escrow Agreement shall contain any demand for Mediation, the parties hereto agree that the parties will submit to non-binding mediation. Unless the parties agree on some other mediation forum, the parties will use the Bexar County Presuit Mediation Service or the Bexar County Dispute Resolution Center. Upon any party giving notice of a demand for mediation, both parties must make themselves available for mediation within thirty (30) days of that notice. All mediation fees shall be split equally between the parties to the mediation.

         All notices required or allowed hereunder shall be in writing and shall be deemed given upon (i) hand delivery or (ii) deposit of same in the United States Certified Mail, Return Receipt Requested, first class postage and registration fees prepaid and correctly addressed to the party for whom intended at their address specified in the Asset Purchase Agreement.

Daniels & Daniels
September 6, 1996
Page 5

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date first above written.

In the Presence of:                     EDUCATIONAL MEDICAL, INC.



- ----------------------------------

                                        By:
- ----------------------------------         -----------------------------------
                                                Authorized Signatory


                                        SACMD ACQUISITION CORP.



- ----------------------------------

                                        By:
- ----------------------------------         -----------------------------------
                                                Authorized Signatory


                                        SAN ANTONIO COLLEGE OF MEDICAL AND
                                        DENTAL ASSISTANTS, INC.



- ----------------------------------

                                        By:
- ----------------------------------         -----------------------------------
                                                Authorized Signatory



                                        CAREER CENTERS OF TEXAS - EL PASO, INC.



- ----------------------------------

                                        By:
- ----------------------------------         -----------------------------------
                                                Authorized Signatory




- ----------------------------------      --------------------------------------
                                                COMER ALDEN

- ----------------------------------

Daniels & Daniels
September 6, 1996
Page 6


                           ACCEPTANCE OF ESCROW AGENT

                 Daniels & Daniels acknowledges receipt of the foregoing Agreement and agrees to act as Escrow Agent under its terms.




                                        By:
                                           ------------------------------------

                                   EXHIBIT 2

                                 NON-NEGOTIABLE

                         SECOND PAYMENT PROMISSORY NOTE

U.S.  $1,150,000.00                                         ____________________
                                                           _______________, 1996

         FOR VALUE RECEIVED, each of the undersigned, jointly and severally, (each individually called a "Maker" and collectively called the "Makers") hereby unconditionally promises to pay jointly to the order of SAN ANTONIO COLLEGE OF MEDICAL AND DENTAL ASSISTANTS, INC. and CAREER CENTERS OF TEXAS - EL PASO, INC. (hereinafter referred to jointly as "Sellers"), or assigns ("Holder") at __________________________________________________, or at such other place or to such other party as Holder may from time to time designate in writing, the principal sum of One Million One Hundred Fifty Thousand and 00/100 Dollars (U.S. $1,150,000.00) in lawful currency of the United States.

         This Note evidences a payment to be made to the Holder pursuant to the Asset Purchase Agreement among Educational Medical, Inc., SACMD Acquisition Corp., Sellers, and the Shareholder of Sellers dated the date of this Promissory Note, and providing for the purchase by SACMD Acquisition Corp. of substantially all of the Assets of Sellers (the "Agreement"). The terms of the Agreement are incorporated into this Note, and this Note is the Second Payment Promissory Note referred to in the Agreement representing a portion of the purchase price of Assets as defined in the Agreement.

         The principal amount of this Note will be due (1) as provided in
Section 1(e)(1) of the Agreement, (2) within 5 days following notice to the Maker from the Holder that a payment of principal or interest has not been made in accordance with the terms of this Note, which notice specifically declares the entire amount owed to Holder and provided for in this Note immediately due and payable, or (3) the first anniversary of this Note, (the earlier of the dates referred to in the preceding three clauses is called the "Maturity Date"). All amounts owing pursuant to this Note and not paid upon the Maturity Date shall bear interest at the highest rate of interest permitted by law until paid.

         Maker for itself, its heirs, legal representatives, successors and assigns, waives presentment for payment, demand, notice of dishonor or non-payment, notice of default, notice of protest, and protest of this Note, and waives any right to be released by reason of any extension of time or change in terms of payment or any change, alteration or release of any security given for the payment hereof. Maker hereby consents to any number of extensions of time, and any and all renewals, waivers, and modifications of this Note or any combination of the foregoing that may be made or granted by Holder.

         Maker agrees to pay immediately upon demand all reasonable costs and expenses of Holder, including attorneys' fees, (i) if after default this Note be placed in the hands of an attorney or attorneys for collection, or (ii) if Holder finds it necessary or desirable upon default to secure the services or advice of one or more attorneys with regard to collection of this Note against Maker, or for the protection of its rights under this Note, or any instrument relating to property securing the Note. The term "attorneys' fees" shall include attorneys' fees incurred by Holder whether or not suit is brought and if suit is brought, the term shall include attorneys' fees at trial and on appeal, and shall include attorneys' fees incurred in connection with consultations, arbitration, bankruptcy, conservatorship, receivership or any other proceeding.

         This Note shall be interpreted, construed, governed and enforced in accordance with the laws of the State of Texas, and any suit, action or proceeding arising out of or relating to this Note shall be commenced and maintained in the District Court of Bexar County, Texas or the appropriate United States District Court for the State of Texas and each party waives objection to such jurisdiction and venue.

         EACH OF HOLDER AND MAKER HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE THE RIGHT EITHER IT OR ITS SUCCESSORS, PERSONAL REPRESENTATIVES OR ASSIGNS MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THE LOAN EVIDENCED BY THIS NOTE AND ANY AGREEMENTS CONTEMPLATED THEREBY TO BE EXECUTED IN CONJUNCTION THEREWITH, OR IN CONJUNCTION WITH ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE PARTIES.

         IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Note in _________________________, the date first above written.

                           EDUCATIONAL MEDICAL, INC.


                           By:________________________________________________
                                Authorized Signatory


                           SACMD ACQUISITION CORP.


                           By:________________________________________________
                                Authorized Signatory

                                   EXHIBIT 3

                                 NON-NEGOTIABLE

                         PURCHASE MONEY PROMISSORY NOTE

U.S. $1,250,000.00                                         _____________________
                                                           _______________, 1996

         FOR VALUE RECEIVED, each of the undersigned, jointly and severally, (each individually called a "Maker" and collectively called the "Makers") hereby unconditionally promises to pay jointly to the order of SAN ANTONIO COLLEGE OF MEDICAL AND DENTAL ASSISTANTS, INC. and CAREER CENTERS OF TEXAS - EL PASO, INC. (hereinafter referred to jointly as "Sellers"), or assigns ("Holder") at ______________________________________________________, or at
such other place or to such other party as Holder may from time to time designate in writing, the principal sum of One Million Two Hundred Fifty Thousand and 00/100 Dollars (U.S. $1,250,000.00) in lawful currency of the United States.

         This Note evidences obligations of the Makers to the Holder provided for in to the Asset Purchase Agreement among Educational Medical, Inc., SACMD Acquisition Corp., Sellers, and the Shareholder of Sellers dated the date of this Promissory Note, and providing for the purchase by SACMD Acquisition Corp. of substantially all of the Assets of Sellers (the "Agreement"). The terms of the Agreement are incorporated into this Note, and this Note is the Purchase Money Promissory Note referred to in the Agreement representing a portion of the purchase price of Assets as defined in the Agreement.

         This Note shall bear interest at the rate of eight percent (8%) per annum and amortize in five equal principal payments of Two Hundred Fifty Thousand and 00/100 Dollars ($U.S. $250,000.00) payable on the ____ day of __________ commencing _________, 1997, together with all accrued interest.

         All amounts represented by this Note shall be due and payable (1) within 15 days following notice to the Maker from the Holder that a payment of principal or interest has not been made in accordance with the terms of this Note1/, which notice specifically declares the entire amount owed to Holder and provided for in this Note immediately due and payable, (2) _________________, 2001 (the earlier of the dates referred to in the preceding two clauses is called the "Maturity Date"). All amounts owing pursuant to this Note and not paid upon the Maturity Date shall bear interest at the highest rate of interest permitted by law until paid.

         Maker for itself, its heirs, legal representatives, successors and assigns, waives presentment for payment, demand, notice of dishonor or non-payment, notice of default, notice of protest, and protest of this Note, and waives any right to be released by reason of any extension of time or change in terms of payment or any change, alteration or release of any security given for the payment hereof. Maker hereby consents to any number of extensions of time, and any and all renewals, waivers, and modifications of this Note or any combination of the foregoing that may be made or granted by Holder.





____________________

1/ In the event of a dispute as to the payment of such amounts, the relevant payment may be made into the registry of any court of competent jurisdiction subject to the resolution of such dispute or, at the discretion of the Buyer (as defined in the Agreement) into the escrow account of counsel for the Holder.

         Maker agrees to pay immediately upon demand all reasonable costs and expenses of Holder, including attorneys' fees, (i) if after default this Note be placed in the hands of an attorney or attorneys for collection, or (ii) if Holder finds it necessary or desirable upon default to secure the services or advice of one or more attorneys with regard to collection of this Note against Maker, or for the protection of its rights under this Note, or any instrument relating to property securing the Note. The term "attorneys' fees" shall include attorneys' fees incurred by Holder whether or not suit is brought and if suit is brought, the term shall include attorneys' fees at trial and on appeal, and shall include attorneys' fees incurred in connection with consultations, arbitration, bankruptcy, conservatorship, receivership or any other proceeding.

         This Note shall be interpreted, construed, governed and enforced in accordance with the laws of the State of Texas, and any suit, action or proceeding arising out of or relating to this Note shall be commenced and maintained in the District Court of Bexar County, Texas or the appropriate United States District Court for the State of Texas and each party waives objection to such jurisdiction and venue.

         EACH OF HOLDER AND MAKER HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE THE RIGHT EITHER IT OR ITS SUCCESSORS, PERSONAL REPRESENTATIVES OR ASSIGNS MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THE LOAN EVIDENCED BY THIS NOTE AND ANY AGREEMENTS CONTEMPLATED THEREBY TO BE EXECUTED IN CONJUNCTION THEREWITH, OR IN CONJUNCTION WITH ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE PARTIES.

         IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Note in _____________, _______________, the date first above written.

                                      EDUCATIONAL MEDICAL, INC.


                                      By:
                                          -------------------------------
                                          Authorized Signatory


                                      SACMD ACQUISITION CORP.


                                      By:
                                          -------------------------------
                                          Authorized Signatory

                                   EXHIBIT 4

                                PLEDGE AGREEMENT


         AGREEMENT, dated as of ____________________, 1996 among EDUCATIONAL MEDICAL, INC., a Delaware corporation (the "Pledgor"), SAN ANTONIO COLLEGE OF MEDICAL AND DENTAL ASSISTANTS, INC., a __________________ corporation and CAREER CENTERS OF TEXAS - EL PASO, INC., a ________________ corporation (hereinafter referred to jointly as the "Pledgees") and SACMD ACQUISITION CORP., a Delaware corporation (the "Issuer").

                             PRELIMINARY STATEMENT

         The Pledgor is the owner of all of the issued and outstanding common stock, par value $.10 per share (the "Pledged Securities"), of the Issuer.

         The Issuer and the Pledgor have jointly and severally executed and delivered to Pledgees (i) their Promissory Note in the principal amount of $1,150,000.00 (the "Second Payment Note"), a copy of which is attached as
Exhibit 1 to this Pledge Agreement. The Second Payment Note was issued pursuant to an asset purchase agreement (the "Asset Purchase Agreement") entered into among the Pledgor, Pledgees, the Issuer and the Shareholder of the Pledgees and dated _____________, 1996. The Pledgor's obligations with respect to the payment of the Second Payment Note are called the "Secured Obligations" and are to be secured by the Pledged Collateral, as defined in Section 1.

         In consideration of the premises and of the mutual covenants herein contained, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

         1. Pledge. As security for the due and punctual payment and performance of the payment of the Secured Obligations, and this Agreement, the Pledgor hereby pledges, hypothecates, assigns, transfers, sets over and delivers unto the Pledgees, and hereby grants to the Pledgees a security interest in, the following:

                 (a) the Pledged Securities and the certificates representing the Pledged Securities, and all cash, proceeds, securities, dividends and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Securities; and

                 (b) all securities hereafter delivered or issued in substitution for or in addition to any of the foregoing, all certificates and instruments representing or evidencing such securities, together with the interest coupons (if any) attached thereto, and all cash, proceeds, securities, interest, dividends and other property at any time and from time to time received or otherwise distributed in respect of or in exchange for any or all thereof (all such Pledged Securities, certificates, interest coupons, cash, proceeds, securities, interest, dividends and other property being herein collectively called the "Pledged Collateral");

         TO HAVE AND TO HOLD the Pledged Collateral, together with all rights, titles, interests, privileges and preferences appertaining or incidental thereto, unto the Pledgees, their successors and assigns, forever, subject, however to the terms, covenants and conditions hereinafter set forth.

         2. Transfer to Escrow Agent. The original certificates representing all Pledged Collateral shall be held on behalf of Pledgees by ___________________________________________________ (the "Escrow Agent"). The
Pledgor shall deliver to the Escrow Agent all original certificates representing the Pledged Collateral issued in the name of the Pledgor, endorsed or assigned in blank in favor of the Pledgees. The Pledgees may, upon request to the Escrow Agent and delivery by the Escrow Agent of the appropriate Pledged Collateral to the Issuer, exchange the certificates representing the Pledged Collateral for certificates of smaller or larger denominations for any purpose consistent with the terms of this Pledge Agreement.

         3. Voting Rights; Dividends. So long as there is no failure to make due and punctual payment to the Pledgees in accordance with the terms of the Secured Obligations nor any other continuing event which would constitute an event of default under this Agreement (an "Event of Default"):

                 (a) The Pledgor shall be entitled to exercise any and all voting and/or consensual rights and powers relating or pertaining to the Pledged Collateral or any part thereof.

                 (b) The Pledgor shall be entitled to receive and retain any and all ordinary cash dividends and interest payable on the Pledged Collateral, but any and all stock and/or liquidating dividends, distributions in property, returns of capital or other distributions made on or in respect of the Pledged Collateral, whether resulting from a subdivision, combination or reclassification of the outstanding capital stock of an Issuer or received in exchange for Pledged Collateral or any part thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which the Issuer may be a party or otherwise, and any and all cash and other property received in payment of the principal of or in redemption of or in exchange for any Pledged Collateral (either at maturity, upon call for redemption or otherwise), shall be and become part of the collateral pledged by the Pledgor hereunder and, if received by the Pledgor, shall be received in trust for the benefit of the Pledgees or their assigns or the holder of any subsequent perfected lien and shall forthwith be delivered to the Escrow Agent (accompanied by proper instruments of assignment and/or stock and/or bond powers executed by the Pledgor in accordance with the Pledgees' instructions) to be held as Pledged Collateral subject to the terms of this Pledge Agreement.

                 (c) The Pledgees shall execute and deliver (or cause to be executed and delivered) to the Pledgor all such proxies, powers of attorney, dividend orders, interest coupons and other instruments as the Pledgor may request for the purpose of enabling the Pledgor to exercise the voting and/or consensual rights and powers which it is entitled to exercise pursuant to subparagraph (a) above and/or to receive the dividends and/or interest payments which it is authorized to receive and retain pursuant to subparagraph (b) above.

                 (d) Upon the occurrence and during the continuance of an Event of Default, all rights of the Pledgor to exercise the voting and/or consensual rights and powers which it is entitled to exercise pursuant to
Section 3(a) hereof and/or to receive the dividends and interest payments which it is authorized to receive and retain pursuant to Section 3(b) hereof shall cease, and all such rights shall thereupon become vested in the Pledgees who shall have the sole and exclusive right and authority to exercise such voting and/or consensual rights and powers and/or to receive and retain the dividends and/or interest payments which the Pledgor would otherwise be authorized to retain pursuant to Section 3(b) hereof. Any and all money and other property paid over to or received by the Pledgees pursuant to the provisions of this
Section 3 or pursuant to the exercise by Pledgees of the voting and/or consensual rights and powers shall be retained by the Pledgees as additional collateral hereunder and be applied in accordance with the provisions of this Pledge Agreement.

         4. Events of Default. The occurrence of any one or more of the following shall constitute an Event of Default:

                 (a) the Pledgor and the Issuer shall default in making any payment with respect to the Secured Obligations; or

                 (b) if either the Pledgor or the Issuer become bankrupt or insolvent, or file any petition for reorganization or relief from creditors under any applicable law of any jurisdiction, or make any general assignment for the benefit of creditors, and in any event; and

                 (c) except as provided for in subsection (c), if such default or event shall continue for 10 days after the giving of written notice to the Pledgees.

         5. Remedies upon Default. If any Event of Default shall have occurred and be continuing, then, in addition to exercising any rights and remedies as a secured party under the Uniform Commercial Code in effect in __________, the Pledgees may without being required to give any notice to the Pledgor:

                 (a) apply the cash (if any) then held by it as collateral hereunder, first, to the payment of all costs of collection (including attorneys' fees) incurred in enforcing Pledgees' rights under the Secured Obligations and this Agreement; second to the payment of interest accrued and unpaid on the Second Payment Note to and including the date of such application, third to the payment or prepayment of principal of the Second Payment Note; and fourth all other amounts then due with respect to other Secured Obligations and then otherwise pursuant to this Pledge Agreement, and

                 (b) sell the Pledged Collateral, or any part thereof, at any public or private sale or at any broker's board or in any securities exchange, for cash, upon credit or for future delivery, as the Pledgees shall deem appropriate. The Pledgees shall be authorized at any such sale (if they deem it advisable to do so) to restrict the prospective bidders or purchasers to persons who will represent and agree that they are purchasing the Pledged Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale the Pledgees shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Pledged Collateral so sold, free and clear from any claims or rights of Pledgor. Further, it shall be deemed commercially reasonable for the Pledgees to impose sufficient conditions on any such sale so as to preclude the necessity of registration of the Pledged Collateral under the Securities Act of 1933, as amended. Each such purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of the Pledgor, and the Pledgor hereby waives (to the extent permitted by law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. The Pledgees shall give the Pledgor and the holder of any subsequent perfected lien at least 30 days' written notice in the manner specified for notices under this Agreement of the Pledgees' intention to make any such public or private sale or sales at any broker's board or on any such securities exchange, and the Pledgor agrees that such notice of sale will be commercially reasonable notice to it. Such notice, in case of public sale, shall state the time and place fixed for such sale, and, in the case of sale at a broker's board or exchange at which such sale is to be made, the day on which the Pledged Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places, as the Pledgees may fix in the notice of such sale. At any such sale, the Pledged Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Pledgees may (in their sole and absolute discretion) determine and the Pledgees or other holder of the Secured Obligations may bid (which bid may be in whole or in part, in the form of cancellation of indebtedness) for and purchase for the account of the Pledgees or other holder of any Secured Obligation the whole or any part of the Pledged Collateral. If the proceeds of the Pledged Collateral are insufficient to satisfy Pledgor's obligations under the Second Payment Note and then otherwise pursuant to this Agreement, Pledgor shall remain liable for any deficiency. The Pledgees shall not be obligated to make any sale of Pledged Collateral if they shall determine not to do so, regardless of the fact that notice of sale of Pledged Collateral may have been given. The Pledgees may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case sale of all or any part of the Pledged Collateral is made on credit or for future delivery, the Pledged Collateral so sold may be retained by the Pledgees until the sale price is paid by the purchaser or purchasers thereof, but neither the Pledgees nor any other holder of the Secured Obligations or the assignee of any of the Pledgees' rights, shall incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Pledged Collateral so sold and, in the case of such failure, such Pledged Collateral may be sold again upon like notice. As an alternative to exercising the power of sale herein conferred upon it, the Pledgees may proceed by a suit or suits at law or in equity to foreclose this Pledge Agreement and to sell the Pledged Collateral, or any portion thereof, pursuant to a judgment or decree of a court or courts of competent jurisdiction.

         6. Application of Proceeds of Sale. The proceeds of sale of Pledged Collateral sold pursuant to Section 5 (c) hereof shall be applied by the Pledgees as follows:

             First: in the manner provided in paragraph (a) of Section 5 hereof; and

             Second: the balance (if any) of such proceeds shall be paid to the holder of any subsequent perfected lien and then the Pledgor, its successors or assigns in proportion to their ownership of the Pledged Collateral, or as a court of competent jurisdiction may direct.

         7. Extension or Modification of the Second Payment. The Pledged Collateral pledged hereunder secures the payment and performance of all of the indebtedness of the Pledgor with respect to the Secured Obligations and the Pledgor agrees that the Second Payment Note may be extended or otherwise modified in accordance with its terms without affecting this Pledge Agreement or the obligations of Pledgor hereunder, which shall continue in full force and effect until the Secured Obligations shall have been fully paid and performed.

         8. Authority of Pledgees. The Pledgees shall have and be entitled to exercise all such powers hereunder as are specifically delegated to the Pledgees by the terms hereof, together with such powers as are reasonably incidental thereto. The Pledgees may execute any of their duties hereunder by or through agents or employees and shall be entitled to retain counsel and to act in reliance upon the advice of such counsel (whether written or oral) concerning all matters pertaining to their duties hereunder. Neither the Pledgees, nor any director, officer or employee of the Pledgees, shall be liable for any action taken or omitted to be taken by it or them hereunder in connection herewith, except for its or their own gross negligence or willful misconduct. The Pledgor hereby agrees to reimburse the Pledgees, on demand, for all expenses incurred by the Pledgees in connection with the administration and enforcement of this Pledge Agreement (including expenses incurred by the Escrow Agent or any subagent employed by the Pledgees) and agrees to indemnify and hold harmless the Pledgees and/or any such subagent against any and all liability incurred by the Pledgees (or such subagent hereunder or in connection herewith), unless such liability shall be due to willful misconduct or gross negligence on the part of the Pledgees or such subagent.

         9. Pledgees Appointed Attorney in Fact. The Pledgor hereby appoints the Pledgees the Pledgor's attorney-in- fact for the purpose of carrying out the provisions of this Pledge Agreement and, upon the occurrence of any Event of Default, taking any action and executing any instrument which the Pledgees may deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, upon an Event of Default, the Pledgees shall have the right and power to receive, endorse and collect all checks and other orders for the payment of money made payable to the Pledgor representing any dividend, interest payment or other distribution payable or distributable in respect of the Pledged Collateral or any part thereof and to settle or compromise any claims relating thereto and to give full discharge for the same.

         10. Representations and Warranties of Pledgor. To induce Pledgees to enter into the transactions provided for in the Asset Purchase Agreement and to accept the Second Payment Note, Pledgor represents and warrants to Pledgees, and covenants with Pledgees that:

                 (a) it owns the Pledged Securities and by the execution and delivery of this Agreement and delivery of the Pledged Collateral it has created is a first priority lien granted in favor of the Pledgees with respect to such Pledged Collateral; and

                 (b) this Agreement is the valid and binding obligation of Pledgor, enforceable in accordance with its terms.

         11. No Waiver; Cumulative Remedies. No failure on the part of the Pledgees to exercise, and no delay in exercising any right, power, privilege or remedy hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power, privilege or remedy of the Pledgees preclude any other or further exercise thereof or the exercise of any other right, power, privilege or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided herein or by law.

         12. Termination. This Pledge Agreement shall terminate when the Secured Obligations have been fully paid and performed, at which time the Pledgees shall reassign and redeliver (or cause to be reassigned and redelivered) to the Pledgor, or to such person or persons as the Pledgor shall designate, such of the Pledged Collateral (if any) as shall not have been sold or otherwise applied by the Pledgees pursuant to the terms hereof and shall still be held hereunder, together with appropriate instruments of reassignment and release. Any such reassignment shall be without recourse against or express or implied representation or warranty by the Pledgees and at the expense of the Pledgor.

         13. Assignability. The Pledgees may assign, in whole or in part, any or all of their rights, title and interests provided for in this Pledge Agreement, to any holder of the Secured Obligations or portion thereof.

         14.  Terms Relating to Escrow Agent.

                 (a) ______________________ shall initially act as Escrow Agent under this Agreement. The Escrow Agent shall acknowledge its receipt of the original certificate(s) representing the Pledged Securities by executing this Agreement. Pledgor shall also deliver to the Escrow Agent any and all original certificates, funds or documents as may hereafter become part of the Pledged Collateral. The possession of the original certificates and other documents relating to the Pledged Collateral shall be deemed to constitute the Pledgees' possession thereof in order to perfect Pledgees' security interest in the Pledged Collateral.

                 (b) The Escrow Agent shall hold all certificates, funds and documents representing the Pledged Collateral (collectively, the "Instruments") subject to the following terms and conditions:

                 (i) If the Pledgees at any time instruct the Escrow Agent to exchange any certificates representing any securities included in the Pledged Collateral to change the denominations of such certificates, the Escrow Agent shall comply with such request promptly by so exchanging certificates directly with the Issuer. The Escrow Agent shall give Pledgor and the holder of any subsequent perfected lien notice of any such action within 10 days after it is completed.

                 (ii) Either Pledgor or Pledgees may give the Escrow Agent a notice requesting the Escrow Agent to make any delivery or take any action with respect to any Instruments that is proposed to be taken pursuant to this Agreement. If the notice describing any such request is executed by both the Pledgor and the Pledgees, the Escrow Agent shall promptly comply with the request.

         If the notice is given by Pledgor or Pledgees, and is not signed by both, the Escrow Agent shall promptly forward a copy of such notice to the party that did not sign it. Thereafter, the Escrow Agent shall refrain from taking any action with respect to such request for at least 5 business days, or until the other party authorizes the Escrow Agent in writing to comply with such request. If the other party fails to deliver written notice of objection to the Escrow Agent within such 5-day period, the Escrow Agent shall be fully protected in complying with such request.

                 (c) In order to induce the Escrow Agent to act under this Agreement, the Pledgor and the Pledgees jointly and severally agree as follows:

                 (i) The Escrow Agent shall not in any way be bound or affected by any notice or modification or cancellation of this Agreement unless in writing, signed by all parties hereto, nor shall the Escrow Agent be bound by any modification hereof unless the same shall be satisfactory to the Escrow Agent. The Escrow Agent shall be entitled to rely upon any judgment, certification, demand or other writing (including but not limited to any instructions given to it under (b), above) without being required to determine the authenticity or the correctness of any fact stated therein, the propriety of validity of the service thereof, or the jurisdiction of the court issuing such judgment or order.

                 (ii) The Escrow Agent may act in reliance upon any document, instrument or signature believed by it to be genuine, and the Escrow Agent may assume that any person purporting to give any notice or instructions in accordance with the provisions hereof has been duly authorized to do so.

                 (iii) The Escrow Agent may act in reliance upon advice of counsel in reference to any matter(s) in connection herewith, and shall not be liable for any mistake of fact or error of judgment, or for any acts or omissions of any kind, unless caused by the Escrow Agent's willful misconduct or gross negligence. The Escrow Agent shall be entitled to consult with its counsel, which shall include any attorney retained by it, and the Escrow Agent shall not be liable for any action taken, suffered or omitted by it in accordance with the advice (whether written or oral) of such counsel.

                 (iv) This Agreement sets forth exclusively the Escrow Agent's duties with respect to any and all matters pertinent hereto. The Escrow Agent shall not be bound by, the provisions of any other agreement.

                 (v) The Escrow Agent may at any time resign hereunder by giving written notice of its resignation to all parties hereto at least thirty (30) days prior to the date specified for such resignation to take effect, and upon the effective date of such resignation, all cash, documents and all other property then held by the Escrow Agent hereunder shall be delivered by it to such persons as may be designated in writing by all parties hereto, whereupon all further obligations of Escrow Agent hereunder shall cease and terminate. The Escrow Agent's sole responsibility thereafter shall be to keep safely all property then held by it and to deliver same to a person designated by all parties hereto or in accordance with the directions of a final order or judgment of a court of competent jurisdiction. In addition, the Escrow Agent shall be discharged from any further duties and obligations hereunder upon its filing an impleader or other appropriate proceeding in a court of competent jurisdiction and depositing in such court all of the funds and property then held by it hereunder. All parties hereto hereby submit to the personal jurisdiction of said court (but solely for the purpose of implementing this Agreement) and waive all rights to contest said jurisdiction.

                 (vi) Pledgor and Pledgees shall be jointly and severally obligated to pay the Escrow Agent its fees, and reimburse all of its costs and expenses in connection herewith, including reasonable counsel fees for counsel retained by the Escrow Agent (even though the Escrow Agent is a practicing attorney) and to indemnify it and hold it harmless against any claim asserted against it or any liability, loss or damage incurred by it in connection herewith. The Escrow Agent may apply to a court of competent jurisdiction for payment of its fees and expenses from the Pledged Collateral and such claim shall have priority over the rights of the undersigned with respect to any payment to be made pursuant to this Agreement. In that connection the Escrow Agent may sell all or any part of the Pledged Collateral to satisfy such obligations as if they were Secured Obligations as defined in this agreement.

                 (vii) Nothing herein contained shall be deemed to obligate the Escrow Agent to deliver any securities, cash, instruments, documents or any other property referred to herein, unless the same shall have first been received by the Escrow Agent pursuant to this Agreement.

                 (vii) Pledgor acknowledges that the Escrow Agent is counsel of the Pledgees, and agrees that no action taken by the Escrow Agent under this Agreement shall affect or impair the right of the Escrow Agent to represent the Pledgees in any matter, including an impleader action pursuant to this Agreement.

         15. Miscellaneous. This Agreement shall be binding on and inure to the benefit of the respective parties hereto and their successors and assigns. This Agreement may be executed in counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same instrument. This Agreement represents the entire understanding of the parties hereto, and supersedes any and all other prior agreements between the parties relating to the subject matter of this Agreement. The terms and provisions of this Agreement cannot be terminated or modified or amended except in writing and signed by the party against whom enforcement is sought.

This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, and any suit, action or proceeding arising out of or relating to this Agreement shall be commenced and maintained in the District Court of Bexar County, Texas or the appropriate United States District Court for the State of Texas and each party waives objection to such jurisdiction and venue. The provisions of this Agreement are severable, and any invalidity, unenforceability or illegality in any provision or provisions hereof shall not affect the remaining provisions of this Agreement. As between Pledgor and Pledgees, in any suit, action or proceeding arising out of or in connection with this Agreement, the prevailing party shall be entitled to an award of the amount of attorneys' fees and disbursements actually billed to such party in connection herewith, including fees and disbursements on one or more appeals.

         All notices required or allowed hereunder shall be in writing and shall be deemed given upon (i) hand delivery or (ii) deposit of same in the United States Certified Mail, Return Receipt Requested, first class postage and certification fees prepaid and correctly addressed to the party for whom intended at their address written in the first paragraph hereof, or such other address as is most recently noticed for such party as aforesaid.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date first above written.

In the Presence of:                      EDUCATIONAL MEDICAL, INC.


___________________________

___________________________              By:
                                             ________________________________
                                                Authorized Signatory


                                         SACMD ACQUISITION CORP.

___________________________

___________________________
                                         By: ________________________________
                                                Authorized Signatory


                                         SAN ANTONIO COLLEGE OF MEDICAL AND
                                          DENTAL ASSISTANTS, INC.

___________________________

___________________________              By:
                                            __________________________________
                                                Authorized Signatory


                                         CAREER CENTERS OF TEXAS - EL PASO, INC.

___________________________

___________________________
                                         By:__________________________________
                                                Authorized Signatory



                           ACCEPTANCE OF ESCROW AGENT

                 ________________________ acknowledges receipt of the foregoing Agreement and agrees to act as Escrow Agent under its terms.





                                         By: _________________________________

                                   EXHIBIT 25

                              ASSUMPTION AGREEMENT

         ASSUMPTION AGREEMENT made as of ___________________, 1996 between SAN ANTONIO COLLEGE OF MEDICAL AND DENTAL ASSISTANTS, INC., a _________________ corporation and CAREER CENTERS OF TEXAS - EL PASO, INC., a _________________ corporation (hereinafter referred to jointly as the "Sellers") with a registered office at _________________________________________ and SACMD
ACQUISITION CORP., a Delaware corporation, the registered office of which is located at 1327 Northmeadow Parkway, Suite 132, Roswell, Georgia 30076 ("Buyer").

                             Preliminary Statement

         Buyer, Educational Medical, Inc., which is the parent corporation of the Buyer, Sellers and Sellers' shareholder, have entered into an Agreement dated as of ____________, 1996 (the "Asset Purchase Agreement") pursuant to which, among other things, Buyer has agreed to assume certain stated liabilities and obligations of Sellers relating to the operation of its Schools. All of the capitalized terms in this Assumption Agreement shall have the meaning given to them in the Asset Purchase Agreement unless the context clearly demands otherwise.

         NOW THEREFORE, in consideration of the agreements set forth herein and in the Asset Purchase Agreement, and other good and valuable considerations, the receipt and adequacy of which are hereby conclusively acknowledged by Buyer, and to induce Sellers and the Shareholder to consummate the transactions contemplated by the Asset Purchase Agreement, and intending to be legally bound hereby Buyer agrees as follows:

         1. Assumption Obligation. Buyer hereby assumes and undertakes to perform, pay, satisfy, and discharge each of the Stated Liabilities.

                 The Buyer shall perform, pay, satisfy, and discharge, as the case may be, each of the Stated Liabilities at or before such time as payment or performance thereunder is due.

         2. Right to Contest. Buyer may contest, in good faith, its obligation to perform or pay Stated Liabilities in the event and to the extent Buyer reasonably believes that such payment or performance is not due to the creditor or other party claiming entitlement to payment or performance. In the event that Buyer contests its obligation to pay or perform any of the Stated Liabilities, (a) Buyer shall promptly notify Sellers of the Stated Liability being contested, and the reasons therefor, and (b) regardless of whether such notice is given, Buyer shall, at its cost and expense, protect, defend, indemnify and hold harmless Sellers and the Shareholder from, against and in respect of any cost, expense (including reasonable attorneys' fees and costs), liability, obligation or claim asserted against, incurred by or imposed upon Sellers or Shareholder arising from, or in connection with or related to Buyer's contest of any Stated Liabilities.

         3. Costs of Enforcement. In connection with any action arising from or in connection with the enforcement of this Agreement, the prevailing party shall be entitled to an award of its expenses, including reasonable attorneys' fees and disbursements, incurred or paid in any proceeding which may be instituted.

         4. Jury Trial Waiver. BUYER KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING OUT OF,

UNDER, OR IN CONNECTION WITH THIS AGREEMENT, OR THE TRANSACTIONS OR OBLIGATIONS CONTEMPLATED IN THIS AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (WHETHER ORAL OR WRITTEN) OR ACTIONS OF ANY PARTY RELATING TO THIS AGREEMENT. BUYER CERTIFIES THAT NO REPRESENTATIVE OR AGENT OF SELLERS, NOR SELLERS' COUNSEL, HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT IT WOULD NOT, IN THE EVENT OF SUCH LITIGATION, SEEK TO ENFORCE THIS WAIVER OF RIGHT TO JURY TRIAL PROVISION.

         5. Modifications; Waivers Remedies Cumulative. No amendment, modification, waiver or discharge of this Agreement, or any provision hereof, shall be valid or effective unless in writing and signed by Sellers and Buyer. No delay or omission of Sellers to exercise any right, power or remedy accruing under or pursuant to this Agreement, at law, in equity, or otherwise, shall exhaust or impair any right, power or remedy or shall be construed to waive any such right, power or remedy. Every right, power and remedy of Sellers created under this Agreement may be exercised from time to time and as often as may be deemed expedient by Sellers in their sole discretion. No right, power or remedy conferred upon or reserved to Sellers is exclusive of any other right, power or remedy, but each and every such right, power and remedy shall be cumulative and concurrent and shall be in addition to any other right, power and remedy given under this Agreement or under any other instrument executed in connection herewith (including, without limitation, the Asset Purchase Agreement), or now or hereafter existing at law, in equity, or otherwise. No obligation of Buyer under this Agreement shall be deemed waived by any course or pattern of conduct by any party.

         6. Choice of Law; Venue. This Agreement shall be interpreted, construed, governed and enforced in accordance with the laws of the State of Texas, and any suit, action or proceeding arising out of or relating to this Agreement shall be commenced and maintained in the District Court of Bexar County, Texas or the appropriate United States District Court for the State of Texas and each party waives objection to such jurisdiction and venue.

         7. Severability. The provisions of this Agreement shall be severable. In the event that a court of competent jurisdiction determines that any provision of this Agreement is invalid or unenforceable, and is not reformed by such court, such invalid or unenforceable provision shall not affect or impair the validity or enforceability of any other provision of this Agreement and this Agreement shall be construed as if the invalid or unenforceable provision had not been included in this Agreement.

         8. Captions. The captions used in this Agreement are for convenience of reference only and shall not be construed to extend, limit or modify the scope of meaning of the respective paragraphs to which they relate.

         9. Enforceability; Successors and Assigns. This Agreement shall be binding upon Buyer and Buyer's successors and assigns and shall inure to the benefit of Sellers and their successors and assigns.

         IN WITNESS WHEREOF, Buyer has executed and delivered this Agreement on the date first above written.

                                    SACMD ACQUISITION CORP.


                                    By:__________________________________
                                           Authorized Signatory

Educational Medical, Inc. joins in this Agreement for the purpose of confirming that it is jointly and severally obligated with SACMD Acquisition Corp. pursuant to the terms of this Assumption Agreement.

EDUCATIONAL MEDICAL, INC.



By:________________________________________________
         Authorized Signatory

                                   EXHIBIT 26

                                  BILL OF SALE


         SAN ANTONIO COLLEGE OF MEDICAL AND DENTAL ASSISTANTS, INC., a ____________ corporation and CAREER CENTERS OF TEXAS - EL PASO, INC., a
_____________ corporation, (hereinafter referred to jointly as the "Sellers") with a registered office at _____________________________ in consideration of good and valuable consideration, the receipt and sufficiency of which are acknowledged, paid to it by SACMD ACQUISITION CORP., a Delaware corporation the registered office of which is located at 1327 Northmeadow Parkway, Suite 132, Roswell, Georgia, 33076 ("Buyer") hereby sell and deliver to the Buyer all of their School Related Assets, as defined in the Asset Purchase Agreement between Sellers and Buyer dated ____________, 1996, (the "Asset Purchase Agreement") to which a form of this Bill of Sale is attached as an Exhibit, including without limitation all of their right, title and interest to the personal property, tangible or intangible, listed or described on Exhibit A, which is attached to and made a part of this Bill of Sale by reference.

         The Sellers warrant that they are the lawful owners of all of the personal property listed in Exhibit A; that all of such property is free and clear of all encumbrances except those specified in the Asset Purchase Agreement; and that the Sellers have the right to sell all of such property and will defend the sale and title to such property in the Buyer against the claims of all persons.

         IN WITNESS WHEREOF, the Sellers have caused this document to be executed this ____ day of ___________________, 1996.

WITNESSES:                             SAN ANTONIO COLLEGE OF MEDICAL
                                       AND DENTAL ASSISTANTS, INC.



- ----------------------------------

                                       By:
- ----------------------------------        ------------------------------------
                                                Authorized Signatory



                                       CAREER CENTERS OF TEXAS - EL PASO, INC.



- ----------------------------------

                                       By:
- ----------------------------------        ------------------------------------
                                                Authorized Signatory

                 (i) "Plan" shall mean this Educational Medical, Inc. 1996 Stock Incentive Plan.

                 (j) "Restricted stock award" shall mean a grant of Common Stock of the Corporation which is subject to forfeiture, restrictions against transfer, and such other terms and conditions determined by the Administrator, as provided in Paragraph 18.

                 (k) "Stock appreciation right" shall mean a right to receive the appreciation in value, or a portion of the appreciation in value, of a specified number of shares of the Common Stock of the Corporation, as provided in Paragraph 12.

                 (l) "Subsidiary" shall mean any corporation or similar entity in which the Corporation owns, directly or indirectly, stock or other equity interest ("Stock") possessing more than 25% of the combined voting power of all classes of Stock; provided, however, that an Incentive Option may be granted to an employee of a Subsidiary only if the Subsidiary is a corporation and the Corporation owns, directly or indirectly, 50% or more of the total combined voting power of all classes of Stock of the Subsidiary.

         2. PURPOSE OF PLAN: The purpose of the Plan is to provide employees (including officers and directors who are also employees), consultants and advisors of the Corporation and its Subsidiaries with an increased incentive to make significant and extraordinary contributions to the long-term performance and growth of the Corporation and its Subsidiaries, to join the interests of employees, consultants and advisors with the interests of the shareholders of the Corporation, and to facilitate attracting and retaining employees, consultants and advisors of exceptional ability.

         3. ADMINISTRATION: The Plan shall be administered by the Administrator. Subject to the provisions of the Plan, the Administrator shall determine, from those eligible to be Participants under the Plan, the persons to be granted stock options, stock appreciation rights and restricted stock, the amount of stock or rights to be optioned or granted to each such person, and the terms and conditions of any stock options, stock appreciation rights and restricted stock. Subject to the provisions of the Plan, the Administrator is authorized to interpret the Plan, to make, amend and rescind rules and regulations relating to the Plan and to make all other determinations necessary or advisable for the Plan's administration. Interpretation and construction of any provision of the Plan by the Administrator shall, unless otherwise determined by the Board of Directors in cases where the Committee is the Administrator, be final and conclusive. A majority of the Administrator shall constitute a quorum, and the acts approved by a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the Administrator, shall be the acts of the Administrator.

         4.      INDEMNIFICATION OF THE BOARD OF DIRECTORS AND COMMITTEE
MEMBERS: In addition to such other rights of indemnification as they may have, the members of the Board of

Directors and the Committee shall be indemnified by the Corporation in connection with any claim, action, suit or proceeding relating to any action taken or failure to act under or in connection with the Plan or any option, stock appreciation right or restricted stock granted hereunder to the full extent provided for under the Corporation's Bylaws with respect to indemnification of directors of the Corporation.

         5. MAXIMUM NUMBER OF SHARES SUBJECT TO PLAN: The maximum number of shares with respect to which stock options or stock appreciation rights may be granted or which may be awarded as restricted stock under the Plan shall be 961,666 shares in the aggregate of Common Stock of the Corporation. The number of shares with respect to which a stock appreciation right is granted, but not the number of shares which the Corporation delivers or could deliver to a Participant upon exercise of a stock appreciation right, shall be charged against the aggregate number of shares remaining available under the Plan; provided, however, that in the case of a stock appreciation right granted in conjunction with a stock option under circumstances in which the exercise of the stock appreciation right results in termination of the stock option and vice versa, only the number of shares subject to the stock option shall be charged against the aggregate number of shares remaining available under the Plan. If a stock option or stock appreciation right expires or terminates for any reason (other than termination as a result of the exercise of a related right) without having been fully exercised, or if shares of restricted stock are forfeited, the number of shares with respect to which the stock option or stock appreciation right was not exercised at the time of its expiration or termination, and the number of forfeited shares of restricted stock, shall again become available for the grant of stock options or stock appreciation rights, or the award of restricted stock, under the Plan, unless the Plan shall have been terminated.

         The number of shares subject to each outstanding stock option, stock appreciation right or restricted stock award, the option price with respect to outstanding stock options, the grant value with respect to outstanding stock appreciation rights and the aggregate number of shares remaining available under the Plan shall be subject to such adjustment as the Administrator, in its Discretion, deems appropriate to reflect such events as stock dividends, stock splits, recapitalizations, mergers, consolidations or reorganizations of or by the Corporation; provided, however, that no fractional shares shall be issued pursuant to the Plan, no rights may be granted under the Plan with respect to fractional shares, and any fractional shares resulting from such adjustments shall be eliminated from any outstanding stock option, stock appreciation right, or restricted stock award.

         6. PARTICIPANTS: The Administrator shall determine and designate from time to time, in its Discretion, those employees, consultants or advisors of the Corporation or any Subsidiary to receive stock options, stock appreciation rights, or restricted stock who, in the judgment of the Administrator, are or will become responsible for the direction and financial success of the Corporation or any Subsidiary; provided, however, that Incentive Options may be granted only to persons who are employees of the Corporation or a Subsidiary, and in the case of a Subsidiary only if (i) the Corporation owns, directly or indirectly, 50% or more of the total combined voting power of all classes of Stock of the Subsidiary and (ii)
the Subsidiary is a corporation.   For the purposes of the Plan, eligible
employees shall include officers and directors who are also employees of the Corporation or any Subsidiary.

         7. WRITTEN AGREEMENT: Each stock option, stock appreciation right and restricted stock award shall be evidenced by a written agreement (each a "Corporation-Participant Agreement") containing such provisions as may be approved by the Administrator. Each such Corporation-Participant Agreement shall constitute a binding contract between the Corporation and the Participant and every Participant, upon acceptance of such Agreement, shall be bound by the terms and restrictions of the Plan and of such Agreement. The terms of each such Corporation-Participant Agreement shall be in accordance with the Plan, but each Agreement may include such additional provisions and restrictions determined by the Administrator, in its Discretion, provided that such additional provisions and restrictions are not inconsistent with the terms of the Plan.

         8. ALLOTMENT OF SHARES: Subject to the terms of the Plan, the Administrator shall determine and fix, in its Discretion, the number of shares of Common Stock with respect to which a Participant may be granted stock options and stock appreciation rights and the number of shares of restricted stock which a Participant may be awarded.

         9. STOCK OPTIONS: Subject to the terms of the Plan, the Administrator, in its Discretion, may grant to Participants either Incentive Options or Nonqualified Options or any combination thereof. Each option granted under the Plan shall designate the number of shares covered thereby, if any, with respect to which the option is an Incentive Option, and the number of shares covered thereby, if any, with respect to which the option is a Nonqualified Option.

         10. STOCK OPTION PRICE: Subject to the rules set forth in this Paragraph 10, at the time any stock option is granted, the Administrator, in its Discretion, shall establish the price per share for which the shares covered by the option may be purchased. With respect to an Incentive Option, such option price shall not be less than 100% of the fair market value of the stock on the date on which such option is granted; provided, however, that with respect to an Incentive Option granted to an employee who at the time of the grant owns (after applying the attribution rules of Section 424(d) of the Code) more than 10% of the total combined voting stock of the Corporation or of any parent or subsidiary, the option price shall not be less than 110% of the fair market value of the stock on the date such option is granted. Fair market value of a share shall be determined by the Administrator and may be determined by taking the mean between the highest and lowest quoted selling prices of the Corporation's Common Stock on any exchange or other market on which the shares of Common Stock of the Corporation shall be traded on such date, or if there are no sales on such date, on the next following day on which there are sales. The option price shall be subject to adjustment in accordance with the provisions of paragraph 5 of the Plan.

         11. PAYMENT OF STOCK OPTION PRICE: To exercise in whole or in part any stock option granted hereunder, payment of the option price in full in cash or, with the consent of the Administrator, in Common Stock of the Corporation or by a promissory note payable to the order of the Corporation in a form acceptable to the Administrator, shall be made by the Participant for all shares so purchased. Such payment may, with the consent of the Administrator, also consist of a cash down payment and delivery of such promissory note in the amount of the unpaid exercise price. In the Discretion of and subject to such conditions as may be established by the Administrator, payment of the option price may also be made by the Corporation retaining from the shares to be delivered upon exercise of the stock option that number of shares having a fair market value on the date of exercise equal to the option price of the number of shares with respect to which the Participant exercises
the stock option.   Such payment may also be made in such other manner as the
Administrator determines is appropriate, in its Discretion.   No Participant
shall have any of the rights of a shareholder of the Corporation under any stock option until the actual issuance of shares to said Participant, and prior to such issuance no adjustment shall be made for dividends, distributions or other rights in respect of such shares, except as provided in Paragraph 5.

         12. STOCK APPRECIATION RIGHTS: Subject to the terms of the Plan, the Administrator may grant stock appreciation rights to Participants either in conjunction with, or independently of, any stock options granted under the Plan. A stock appreciation right granted in conjunction with a stock option may be an alternative right wherein the exercise of the stock option terminates the stock appreciation right to the extent of the number of shares purchased upon exercise of the stock option and, correspondingly, the exercise of the stock appreciation right terminates the stock option to the extent of the number of shares with respect to which the stock appreciation right is exercised. Alternatively, a stock appreciation right granted in conjunction with a stock option may be an additional right wherein both the stock appreciation right and the stock option may be exercised. A stock appreciation right may not be granted in conjunction with an Incentive Option under circumstances in which the exercise of the stock appreciation right affects the right to exercise the Incentive Option or vice versa, unless the stock appreciation right, by its terms, meets all of the following requirements:

                 (a) the stock appreciation right will expire no later than the Incentive Option;

                 (b) the stock appreciation right may be for no more than the difference between the option price of the Incentive Option and the fair market value of the shares subject to the Incentive Option at the time the stock appreciation right is exercised;

                 (c) the stock appreciation right is transferable only when the Incentive Option is transferable, and under the same conditions;

                 (d) the stock appreciation right may be exercised only when the Incentive Option is eligible to be exercised; and

                 (e) the stock appreciation right may be exercised only when the fair market value of the shares subject to the Incentive Option exceeds the option price of the Incentive Option.

         Upon exercise of a stock appreciation right, a Participant shall be entitled to receive, without payment to the Corporation (except for applicable withholding taxes), an amount equal to the excess of or, in the Discretion of the Administrator if provided in the Corporation-Participant Agreement, a portion of the excess of (i) the then aggregate fair market value of the number of shares with respect to which the Participant exercises the stock appreciation right, over (ii) the aggregate fair market value of such number of shares at the time the stock appreciation right was granted. This amount shall be payable by the Corporation, in the Discretion of the Administrator, in cash or in shares of Common Stock of the Corporation or any combination thereof.

         13. GRANTING AND EXERCISING OF STOCK OPTIONS AND STOCK APPRECIATION RIGHTS: Subject to the provisions of this Paragraph 13, each stock option and stock appreciation right granted hereunder shall be exercisable at any such time or times or in any such installments as may be determined by the Administrator at the time of the grants; provided, however, no stock option or stock appreciation right may be exercisable prior to the expiration of six months from the date of grant unless the Participant dies or becomes disabled prior thereto. In addition, the aggregate fair market value (determined at the time the option is granted) of the Common Stock with respect to which Incentive Options are exercisable for the first time by a Participant during any calendar year under any plan maintained by the Corporation (or any parent or subsidiary corporation of the Corporation) shall not exceed $100,000.

         A Participant may exercise a stock option or stock appreciation right, if then exercisable, in whole or in part by delivery to the Corporation of written notice of the exercise, in such form as the Administrator may prescribe, accompanied, in the case of a stock option, by (i) payment for the shares with respect to which the stock option is exercised in accordance with Paragraph 11, or (ii) in the Discretion of the Administrator, irrevocable instructions to a stock broker to promptly deliver to the Corporation full payment for the shares with respect to which the stock option is exercised from the proceeds of the stock broker's sale of or loan against the shares. Except as provided in Paragraph 17 or as provided in any applicable Corporation-Participant Agreement, stock options and stock appreciation rights granted to a Participant may be exercised only while the Participant is an employee or consultant of the Corporation or a Subsidiary.

         Successive stock options and stock appreciation rights may be granted to the same Participant, whether or not the stock option(s) and stock appreciation right(s) previously granted to such Participant remain unexercised. A Participant may exercise a stock option or a stock appreciation right, if then exercisable, notwithstanding that stock options and stock appreciation rights previously granted to such Participant remain unexercised.

         14. NON-TRANSFERABILITY OF INCENTIVE STOCK OPTIONS: No Incentive Stock Option granted under the Plan to a Participant shall be transferable by such Participant otherwise than by will or by the laws of descent and distribution, and Incentive Stock Options shall be exercisable, during the lifetime of the Participant, only by the Participant.

         15. TERM OF STOCK OPTIONS AND STOCK APPRECIATION RIGHTS: If not sooner terminated, each stock option and stock appreciation right granted hereunder shall expire not more than 10 years from the date of the granting thereof; provided, however, that with respect to an Incentive Option or a related stock appreciation right granted to a Participant who, at the time of the grant, owns (after applying the attribution rules of Section 424(d) of the Code) more than 10% of the total combined voting stock of all classes of stock of the Corporation or of any parent or subsidiary, such option and stock appreciation right shall expire not more than five (5) years after the date of granting thereof.

         16. CONTINUATION OF EMPLOYMENT: The Administrator may require, in its Discretion, that any Participant under the Plan to whom a stock option or stock appreciation right shall be granted shall agree in writing as a condition of the granting of such stock option or stock appreciation right to remain in the employ of the Corporation or a Subsidiary as an employee, consultant or advisor for a designed minimum period from the date of the granting of such stock option or stock appreciation right as shall be fixed by the Administrator.

         17. TERMINATION OF EMPLOYMENT: If the employment or consultancy of a Participant by the Corporation or a Subsidiary shall terminate, the Administrator may, in its Discretion, permit the exercise of stock options and stock appreciation rights granted to such Participant (i) for a period not to exceed three months following termination of employment with respect to Incentive Options or related stock appreciation rights if termination of employment is not due to death or permanent disability of the Participant, (ii) for a period not to exceed one year following termination of employment with respect to Incentive Options or related stock appreciation rights if termination of employment is due to the death or permanent disability of the Participant, and (iii) for a period not to extend beyond the expiration date with respect to Nonqualified Options or related or independently granted stock appreciation rights. In no event, however, shall a stock option or stock appreciation right be exercisable subsequent to its expiration date and, furthermore, unless the Administrator in its Discretion determine otherwise, a stock option or stock appreciation right may only be exercised after termination of a Participant's employment or consultancy to the extent exercisable on the date of such termination or to the extent exercisable as a result of the reason for such termination. The period of time, if any, a Participant shall have to exercise stock options or stock appreciation rights upon termination of employment or consultancy shall be set forth in the Corporation-Participant Agreement, subject to extension of such time period by the Administrator in its Discretion.

         18. RESTRICTED STOCK AWARDS: Subject to the terms of the Plan, the Administrator may award shares of restricted stock to Participants. All shares of restricted stock granted to

Participants under the Plan shall be subject to the following terms and conditions (and to such other terms and conditions prescribed by the Administrator):

                 (a) At the time of each award of restricted shares, there shall be established for the shares a restricted period, which shall be no less than six months and no greater than five years. Such restricted period may differ among Participants and may have different expiration dates with respect to portions of shares covered by the same award.

                 (b) Shares of restricted stock awarded to Participants may not be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered during the restricted period applicable to such shares. Except for such restrictions on transfer, a Participant shall have all of the rights of a shareholder in respect of restricted shares awarded to him or her including, but not limited to, the right to receive any dividends on, and the right to vote, the shares.

                 (c) If the employment of a Participant as an employee, consultant or advisor of the Corporation or a Subsidiary terminates for any reason (voluntary or involuntary, and with or without cause) other than death or permanent disability, all shares theretofore awarded to the Participant which are still subject to the restrictions imposed by Paragraph 18(b) shall upon such termination of employment be forfeited and transferred back to the Corporation, without payment of any consideration by the Corporation. In the event such employment is terminated by action of the Corporation or a Subsidiary without cause or by agreement between the Corporation or a Subsidiary and the Participant, however, the Administrator may, in its Discretion, release some or all of the shares from the restrictions.

                 (d) If the employment of a Participant as an employee, consultant or advisor of the Corporation or a Subsidiary terminates by reason of death or permanent disability, the restrictions imposed by Paragraph 18(b) shall lapse with respect to shares then subject to such restrictions, unless otherwise determined by the Administrator.

                 (e) Stock certificates shall be issued in respect of shares of restricted stock awarded hereunder and shall be registered in the name of the Participant. Such certificates shall be deposited with the Corporation or its designee, together with a stock power endorsed in blank, and, in the Discretion of the Administrator, a legend shall be placed upon such certificates reflecting that the shares represented thereby are subject to restrictions against transfer and forfeiture.

                 (f) At the expiration of the restricted period applicable to the shares, the Corporation shall deliver to the Participant or the legal representative of the Participant's estate the stock certificates deposited with it or its designee and as to which the restricted period has expired. If a legend has been placed on such certificates, the Corporation shall cause such certificates to be reissued without the legend.

         In the case of events such as stock dividends, stock splits, recapitalizations, mergers, consolidations or reorganizations of or by the Corporation, any stock, securities or other property which a Participant receives or is entitled to receive by reason of his or her ownership of restricted shares shall, unless otherwise determined by the Administrator, be subject to the same restrictions applicable to the restricted shares and shall be deposited with the Corporation or its designee.

         19. INVESTMENT PURPOSE: If the Administrator in its Discretion determines that as a matter of law such procedure is or may be desirable, it may require a Participant, upon any acquisition of Common Stock hereunder (whether by reason of the exercise of stock options or stock appreciation rights or the award of restricted stock) and as a condition to the Corporation's obligation to issue or deliver certificates representing such shares, to execute and deliver to the Corporation a written statement, in form satisfactory to the Administrator, representing and warranting that the Participant's acquisition of shares of stock shall be for such person's own account, for investment and not with a view to the resale or distribution thereof and that any subsequent offer for sale or sale of any such shares shall be made either pursuant to (a) a registration statement on an appropriate form under the Securities Act of 1933, as amended (the "Securities Act"), which registration statement has become effective and is current with respect to the shares being offered and sold, or (b) a specific exemption from the registration requirements of the Securities Act, but in claiming such exemption the Participant shall, prior to any offer for sale or sale of such shares, obtain a favorable written opinion from counsel for or approved by the Corporation as to the availability of such exemption. The Corporation may endorse an appropriate legend referring to the foregoing restriction upon the certificate or certificates representing any shares issued or transferred to a Participant under the Plan.

                 20. RIGHTS TO CONTINUED EMPLOYMENT: Nothing contained in the Plan or in any stock option, stock appreciation right or restricted stock granted or awarded pursuant to the Plan, nor any action taken by the Administrator hereunder, shall confer upon any Participant any right with respect to continuation of employment as an employee, consultant or advisor of the Corporation or a Subsidiary nor interfere in any way with the right of the Corporation or a Subsidiary to terminate such person's employment at any time.

                 21. WITHHOLDING PAYMENTS: If upon the exercise of a Nonqualified Option or stock appreciation right, or upon the award of restricted stock or the expiration of restrictions applicable to restricted stock, or upon a disqualifying disposition (within the meaning of Section 422 of the Code) of shares acquired upon exercise of an Incentive Option, there shall be payable by the Corporation or a Subsidiary any amount for income tax withholding, in the Administrator's Discretion, either the Corporation shall appropriately reduce the amount of Common Stock or cash to be delivered or paid to the Participant or the Participant shall pay such amount to the Corporation or Subsidiary to reimburse it for such income tax withholding. The Administrator may, in its Discretion, permit Participants to satisfy such withholding obligations, in whole or in part, by electing to have the amount of Common Stock delivered or deliverable by the Corporation upon exercise of a stock option or stock appreciation right or upon award of restricted stock appropriately reduced, or by electing to tender Common Stock back to the Corporation subsequent to exercise of a stock option or stock appreciation right or award of restricted stock, to reimburse the Corporation or a Subsidiary for such income tax withholding (any such election being irrevocable), subject to such rules and regulations as the Administrator may adopt, including such rules as it determines appropriate with respect to Participants subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to effect such tax withholding in compliance with the Rules established by the Securities and Exchange Commission (the "Commission") under Section 16 to the Exchange Act and the positions of the staff of the Commission thereunder expressed in no-action letters exempting such tax withholding from liability under Section 16(b) of the Exchange Act. The Administrator may make such other arrangements with respect to income tax withholding as it shall determine.

         22. EFFECTIVENESS OF PLAN: The Plan shall be effective on the date the Board of Directors of the Corporation adopts the Plan, provided that the shareholders of the Corporation approve the Plan within 12 months of its adoption by the Board of Directors. Stock options, stock appreciation rights and restricted stock may be granted or awarded prior to shareholder approval of the Plan, but each such stock option, stock appreciation right or restricted stock grant or award shall be subject to shareholder approval of the Plan. No stock option or stock appreciation right may be exercised prior to shareholder approval, and any restricted stock awarded is subject to forfeiture if such shareholder approval is not obtained.

         23. TERMINATION, DURATION AND AMENDMENTS OF PLAN: The Plan may be abandoned or terminated at any time by the Board of Directors of the Corporation. Unless sooner terminated, the Plan shall terminate on the date ten years after its adoption by the Board of Directors, and no stock options, stock appreciation rights or restricted stock may be granted or awarded thereafter. The termination of the Plan shall not affect the validity of any stock option, stock appreciation right or restricted stock outstanding on the date of termination.

         For the purpose of conforming to any changes in applicable law or governmental regulations, or for any other lawful purpose, the Board of Directors shall have the right, with or without approval of the shareholders of the Corporation, to amend or revise the terms of the Plan at any time, however, no such amendment or revision will, without the consent of the holder thereof, change the stock option price (other than anti-dilution adjustment) or alter or impair any stock option, stock appreciation right or restricted stock which has been previously granted or awarded under the Plan.

         As adopted by the Board of Directors on June 20, 1996.